SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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PIEDMONT OFFICE REALTY TRUST, INC.

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March 20, 2020
Dear Stockholder:
Attached for your review is a notice of the 2020 Annual Meeting of Stockholders and Proxy Statement for Piedmont Office Realty Trust, Inc. YOUR VOTE IS VERY IMPORTANT. Please respond immediately to help us avoid potential delays and additional expense to solicit votes.
We are asking you to read the enclosed materials and to vote on the election of your board of directors, the ratification of the appointment of our independent registered public accounting firm for fiscal 2020, and the approval, on an advisory basis, of the compensation of our named executive officers. You will find more detail about these proposals in the attached documents. We ask that you review these documents thoroughly and submit your vote as soon as possible in advance of the annual meeting on May 13, 2020.
If you have any questions, please call your broker or financial advisor, or contact Piedmont Shareowner Services by calling 866-354-3485 or emailing investor.services@piedmontreit.com. To view our latest regulatory filings and updates, including Form 8-K filings, please visit our website at www.piedmontreit.com.
Thank you for your support and for your prompt vote.
Sincerely,
/s/ C. BRENT SMITH
C. Brent Smith
Chief Executive Officer
Piedmont Office Realty Trust, Inc.

PIEDMONT OFFICE REALTY TRUST, INC.
5565 Glenridge Connector, Suite 450
Atlanta, Georgia 30342

Notice of Annual Meeting of Stockholders
and Proxy Statement

To Be Held May 13, 2020
Dear Stockholder:
On Wednesday, May 13, 2020, Piedmont Office Realty Trust, Inc., a Maryland corporation, will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) at 11:00 a.m. Eastern daylight time at the Renaissance Atlanta Waverly Hotel & Convention Center, 2450 Galleria Parkway, Atlanta, Georgia 30339. You may participate in the Annual Meeting in person or remotely, as our Annual Meeting will be accessible via live audiocast on the internet. To participate at the Annual Meeting online, please visit www.meetingcenter.io/233053681 (password: PDM2020) and review the section entitled “How to Attend the Online Meeting” below. Although it is our intention to allow stockholders to participate in the Annual Meeting in person, we are monitoring developments relating to the coronavirus, or COVID-19 outbreak, and are sensitive to in-person meeting and travel concerns. As a result, we may decide to hold our Annual Meeting entirely via remote communication. If we determine that this is the best option for our stockholders, we will communicate this decision as early as possible. Please check our Annual Meeting website (http://investor.piedmontreit.com/annual-meeting) for updates and instructions.
The purpose of this Annual Meeting is to:
(i)
elect eight directors identified in the 2020 proxy statement to hold office for terms expiring at our 2021 annual meeting and until their successor are duly elected and qualified;

(ii)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020;

(iii)
approve, on an advisory basis, the compensation of our named executive officers; and

(iv)
transact any other business as may properly come before the meeting, or any postponement or adjournment thereof.

Your board of directors has selected March 5, 2020 as the record date for determining stockholders entitled to vote at the meeting.
On March 31, 2020, we will begin mailing our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2020 proxy statement and our Annual Report to Stockholders for fiscal 2019, and how to vote online.
How to Attend the Online Meeting
For registered stockholders:
If you were a stockholder as of the close of business on March 5, 2020 and have your control number, you may participate at the Annual Meeting by following the instructions available on the meeting website. For registered stockholders, the control number can be found on your Notice of Internet Availability of Proxy Materials.
For beneficial owners:
If you were a stockholder as of the close of business on March 5, 2020 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern daylight time, on May 7, 2020. You will receive a confirmation email from Computershare of your registration. If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the virtual meeting. Requests for registration should be directed to Computershare by email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect any change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Whether or not you plan to attend the meeting in-person or remotely, your vote is very important, and we encourage you to vote promptly. You may vote via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. Instructions regarding all three methods offered for voting are contained in the proxy card or Notice of Internet Availability of Proxy Materials. If you execute a proxy but later decide, for any reason, to revoke your proxy, you may do so at any time before 11:59 p.m. Eastern daylight time on May 12, 2020. You may also revoke your proxy by attending the Annual Meeting and voting in person or online.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ THOMAS A. MCKEAN
Thomas A. McKean
Associate General Counsel and Corporate Secretary

Atlanta, Georgia
March 20, 2020
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 13, 2020: Our 2020 proxy statement and our Annual Report to Stockholders for fiscal 2019 are available at www.envisionreports.com/PDM.

PIEDMONT OFFICE REALTY TRUST, INC
PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS

2020 PROXY STATEMENT AT A GLANCE
The summary below highlights information contained elsewhere in this proxy statement. It is only a summary and does not contain all information that you should consider and you should read the proxy statement in its entirety before casting your vote.
Annual Meeting Logistics

To be held on: May 13, 2020
At 11:00 a.m. Eastern daylight time
In Person:
The Renaissance Atlanta Waverly Hotel & Convention Center, 2450 Galleria Parkway, Atlanta, Georgia 30339*
Online:
www.meetingcenter.io/233053681 (Password: PDM2020)
Eligibility to vote: Stockholders of record on March 5, 2020
*
Although it is our intention to allow stockholders to participate in the Annual Meeting in person, we are monitoring developments relating to the coronavirus or COVID-19 outbreak, and are sensitive to in-person meeting and travel concerns. As a result, we may decide to hold our Annual Meeting entirely via remote communication. If we determine that this is the best option for our stockholders, we will communicate this decision as early as possible. Please check our Annual Meeting website (http://investor.piedmontreit.com/annual-meeting) for updates and instructions.

Meeting Agenda and Voting Recommendations

Proposal		Board Vote Recommendation	Page
1.	Elect eight directors nominated by the board of directors for one year terms	FOR ALL	2
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR	2
3.	Approve, on an advisory basis, executive compensation	FOR	3

Proposal 1: Election of Directors

The board of directors is asking you to elect the eight nominees listed below for terms that expire at the 2021 annual meeting of stockholders or until their successors are duly elected and qualified. Each director nominee will be elected if he or she receives a majority of the votes cast at the 2020 annual meeting (i.e., more votes cast “FOR” than cast “AGAINST”).
Name	Age	Occupation	Year First Became a Director	Independent	Board Committees
Kelly H. Barrett	55	Former Senior Vice President – Home Services, The Home Depot	2016	Yes	Audit*; Nominating and Governance
Wesley E. Cantrell	85	Former President, Chief Executive Officer and Chairman, Lanier Worldwide	2007	Yes	Nominating and Governance*; Compensation
Glenn G. Cohen	56	Executive Vice President, Chief Financial Officer and Treasurer, Kimco Realty Corp.	2020	Yes	Audit
Barbara B. Lang	76	Managing Principal and Chief Executive Officer of Lang Strategies, LLC	2015	Yes	Compensation; Nominating and Governance
Frank C. McDowell	71	Former President, Chief Executive Officer and Director of BRE Properties, Inc.	2008	Yes	Compensation*; Audit; Nominating and Governance
C. Brent Smith	44	President and Chief Executive Officer, Piedmont Office Realty Trust, Inc.	2019	No
Jeffrey L. Swope	69	Managing Partner and Chief Executive Officer, Champion Partners Ltd.	2008	Yes	Capital*; Compensation
Dale H. Taysom	71	Former Global Chief Operating Officer, Prudential Real Estate Investors	2015	Yes	Audit; Capital
*
Denotes committee chair

Proposal 2: Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm

The board of directors is asking you to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since January 1, 2018.

Proposal 3: Approve, on an advisory basis, the compensation of our named executive officers

The board of directors is asking you to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this proxy statement. We believe our compensation programs are designed to:
➢
attract and retain candidates capable of performing at the highest levels of our industry;

➢
create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective predetermined metrics;

➢
reflect the qualifications, skills, experience and responsibilities of each named executive officer;

➢
link incentive compensation levels with the creation of stockholder value;

➢
align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

➢
motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Compensation and Governance Practices:

What We Do	What We Don’t Do
✓ DO require stockholder approval in the event a staggered board is ever proposed	NO staggered board

✓
DO have a board comprised of a super-majority of independent directors. Seven of our eight directors currently serving are independent in accordance with New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines.

NO compensation or incentives that encourage risks reasonably likely to have a material adverse effect on the Company
NO tax gross ups for any executive officers
✓ DO have a separate Chairman and Chief Executive Officer.	NO re-pricing or buyouts of underwater stock options
✓ DO require majority for election of directors in uncontested elections.	NO reportable transactions with any of our directors or current executive officers
✓ DO permit stockholders to amend the bylaws	NO hedging or pledging transactions involving our securities
✓ DO restrict board terms to 15 years	NO guaranteed cash incentive compensation or equity grants with executive officers
✓ DO require an annual performance evaluation of our board	NO long-term employment contracts with executive officers

✓
DO align pay and performance by linking a majority of total compensation to the achievement of a balanced mix of Company and individual performance criteria tied to operational and strategic objectives established at the beginning of the performance period by the Compensation Committee and the board

NO supplemental executive benefits to our NEOs

✓
DO deliver a substantial portion of the value of equity awards in multi-year performance shares. For 2019, 50% of our executive officers equity award opportunity was tied to our Company’s 3-year total stockholder return relative to our peer group

✓ DO maintain stock ownership guidelines for directors and executive officers
✓ DO include clawback provisions in agreements with our CEO, CFO and all other officers that are subject to employment agreements with us
✓ DO conduct annual assessments of compensation at risk
✓ DO have a Compensation Committee comprised solely of independent directors
✓ DO retain an independent compensation consultant that reports directly to the Compensation Committee and performs no other services for management

✓
DO cap incentive compensation. Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined. Further, our Compensation Committee ultimately reserves the right to decrease certain payouts in their discretion

Focus on Performance-Based Pay

➢
80% of our NEO’s opportunity under our short-term cash incentive compensation program is tied to specific quantitative performance metrics derived from critical components of our annual business plan.

➢
100% our NEO’s opportunity under the performance share component of our long-term equity incentive compensation program is tied to our total stockholder return over a three-year performance period relative to a pre-determined peer group.

➢
75% of our NEO’s opportunity under the deferred stock unit component of our long-term equity incentive compensation program is tied to quantitative performance metrics derived from critical components of our annual business plan.

➢
The majority of our chief executive officer and other named executive officers’ compensation opportunities during 2019 was performance-based and at risk:

*
Excludes special one-time CEO award

PROPOSAL 1: ELECTION OF DIRECTORS
Our current eight member board of directors is comprised of seven independent members and our Chief Executive Officer.
At the Annual Meeting, you will vote on the election of eight directors. Each nominee elected will serve as a director until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal from office. Each of the following nominees, with the exception of Mr. Cohen who was appointed to the board on March 1, 2020, has served as a director since our 2019 annual meeting of stockholders. Each nominee has been nominated for re-election at the Annual Meeting by our board of directors in accordance with our established nomination procedures discussed in this proxy statement.

Your board of directors unanimously recommends a vote “FOR” all eight nominees listed for election as directors.

Nominee	Age	Director Since	Information About Nominee
Frank C. McDowell, Chairman of the Board*	71	2008, Chairman since 2017
Former President, Chief Executive Officer and Director of BRE Properties, Inc. (formerly NYSE: BRE), a self-administered equity REIT from 1995 until his retirement in 2004. Prior to joining BRE, Mr. McDowell was Chairman and Chief Executive Officer of Cardinal Realty Services, Inc., an owner/operator of multifamily housing. Before joining Cardinal Realty, Mr. McDowell had served as head of real estate at First Interstate Bank of Texas and Allied Bancshares. Additionally, Mr. McDowell was a licensed CPA in Texas for twenty years.
Mr. McDowell brings to the board extensive experience as a Chief Executive Officer of a public company within the real estate sector. He is very familiar with the public markets, including dealing with analysts and institutional investors as well as an in-depth working knowledge of various financial structures and the capital raising process. In addition he has expertise in strategic planning, establishing and managing compensation for senior real estate executives, and in other financial matters given his background as a CPA. These skills make him well suited to serve as Chairman of the Board and Compensation Committee, as well as a member of the Audit and Nominating and Corporate Governance Committees.

Nominee	Age	Director Since	Information About Nominee
Kelly H. Barrett, Director*	55	2016
Prior to her retirement in December 2018, Ms. Barrett was employed by The Home Depot (NYSE:HD) for sixteen years, commencing in 2003, serving in various roles including Senior Vice President — Home Services, Vice President Corporate Controller, Senior Vice President of Enterprise Program Management, and Vice President of Internal Audit and Corporate Compliance. Prior to her employment by The Home Depot, Ms. Barrett was employed by Cousins Properties Incorporated for eleven years in various financial roles, ultimately including that of Chief Financial Officer. During that time, she was very active in the National Association of Real Estate Investment Trusts (NAREIT) as an Accounting Committee Co-Chairperson and member of the Best Financial Practices Council as well as the Real Estate Group of Atlanta. She has been a licensed CPA in Georgia for the past thirty years. In addition, Ms. Barrett currently serves as a director of Aaron’s Inc. (NYSE:AAN), and Americold Realty Trust (NYSE:COLD) and served as a director of State Bank Financial Corporation (NASDAQ: STBZ) from August of 2011 to May of 2016.
Ms. Barrett brings over 30 years of leadership and financial management expertise to the board. As a former member of NAREIT’s Accounting Committee and Best Financial Practices Council and former chief financial officer of an office REIT, she is well qualified to provide oversight and guidance for Piedmont and serve as Chairman of the Audit Committee and an audit committee financial expert.

Wesley E. Cantrell, Director*	85	2007
Former President, Chief Executive Officer and Chairman of Lanier Worldwide, Inc. (formerly NYSE: LR), a global document management company from 1955 until his retirement in 2007. Formerly served as a director and Chairman of the Nominating and Corporate Governance Committee for AnnTaylor Stores Corporation (NYSE: ANN), Oxford Industries, Inc. (NYSE: OXM), and First Union National Bank of Atlanta.
Mr. Cantrell brings to the board broad senior management expertise and experience with corporate governance practices for publicly-traded companies to his role as Chairman of our Nominating and Corporate Governance Committee. As a member of the Horatio Alger Association of Distinguished Americans and an author of books on integrity and ethical decision-making in business, Mr. Cantrell offers unique insight into issues influencing our company culture and business practices.

Nominee	Age	Director Since	Information About Nominee
Glenn G. Cohen*	56	2020
Executive Vice President, Chief Financial Officer & Treasurer of Kimco Realty Corp. (NYSE:KIM), one of North America’s largest publicly traded REIT owners and operators of open-air shopping centers. Prior to his appointment as Kimco’s Chief Financial Officer in 2010, Mr. Cohen served in various other positions at Kimco including Treasurer, as well as Director of Accounting and Taxation, since joining them in 1995. From 2016 to 2018, Mr. Cohen served as a director and member of the Audit Committee of Quality Care Properties, Inc. (formerly NYSE: QCP). He is a CPA and member of NAREIT and the International Council of Shopping Centers (ICSC).
Mr. Cohen brings approximately 25 years of leadership and financial management experience to the board. As a Chief Financial Officer, Mr. Cohen is responsible for Kimco’s financial and capital strategy and oversees the accounting, financial reporting and planning, tax, treasury and capital market activities for another large, publicly traded REIT, making him well qualified to provide oversight and guidance for Piedmont and to serve as an Audit Committee member and financial expert.

Barbara B. Lang, Director*	76	2015
Managing Principal & Chief Executive Officer of Lang Strategies, LLC, a business consulting firm, located in Washington, D.C. Ms. Lang served as president and Chief Executive Officer of the D.C. Chamber of Commerce from 2002 to 2014 and prior to joining the Chamber was the Vice President of Corporate Services and Chief Procurement Officer for Fannie Mae. Ms. Lang also had a long career with IBM where she served in several management positions in finance, administration and product forecasting. She has received numerous awards and accolades throughout her career, including being twice named one of Washingtonian Magazine’s 150 Most Powerful People in the Washington, D.C. region, Business Leader of the Year by the District of Columbia Building Industry Association and a Lifetime Legacy Award from Washington Business Journal. Ms. Lang also served on the board of Cardinal Financial Corporation (NASDAQ: CFNL) from 2014 to 2017 and currently serves on the board of the Sibley Hospital Foundation.
Ms. Lang brings to the board a broad personal network of corporate and governmental contacts in one of the Company’s key operating markets. In addition, she has extensive senior management expertise with both private corporations and governmental agencies. Ms. Lang’s diverse business, financial, and governance expertise make her highly qualified to serve on the Compensation and Nominating and Corporate Governance Committees.

Nominee	Age	Director Since	Information About Nominee
C. Brent Smith, President, Chief Executive Officer, and Director	44	2019
Appointed President and Chief Executive Officer of Piedmont in July 2019. Prior to his promotion to Chief Executive Officer, Mr. Smith served as our Chief Investment Officer, a role he performed since 2015. In addition until February of 2019, Mr. Smith served as EVP of Piedmont’s Northeast Region where he was responsible for all leasing, asset management, acquisition, disposition and development activity for the Company’s over three million square foot Boston and New York/New Jersey portfolio. Prior to joining Piedmont in 2012, Mr. Smith served as an Executive Director with Morgan Stanley in the Real Estate Investment Banking division advising a wide range of public and private real estate clients. He brings approximately 15 years of corporate- and property-level real estate acquisitions experience in both North America and Asia.
Mr. Smith brings to the board approximately 15 years of corporate- and property-level real estate capital markets experience, has a detailed working knowledge of each of Piedmont’s operating markets, experience in handling some of Piedmont’ largest and most complex tenants and properties as well as negotiating complex purchase and sale transactions and working relationships with each of Piedmont’s analysts. In addition, his extensive network of private equity investors and top-tier investment bankers is invaluable to the Company.

Jeffrey L. Swope, Director*	69	2008
Founder, Managing Partner and Chief Executive Officer of Champion Partners Ltd., a nationwide developer and investor of office, industrial and retail properties, since 1991. Co-founded Champion Private Equity, a private real estate capital and investment company, in 2011. Serves as a member of the University of Texas at Austin Business School Advisory Council.
As a nationwide developer of real estate property, Mr. Swope has handled the acquisition, financing, leasing and management of over 50 million square feet of real estate during his approximately 40 year career in the commercial real estate industry and thus brings extensive experience in virtually all aspects of real estate and a wealth of knowledge regarding the individual geographic markets in which Piedmont currently owns or may own property. This experience makes him well suited to serve as Chairman of the Capital Committee. He also has an extensive personal network of contacts throughout the real estate industry.

Nominee	Age	Director Since	Information About Nominee
Dale H. Taysom, Vice-Chairman of the Board*	71	2015, Vice-Chairman since 2017
Former Global Chief Operating Officer for Prudential Real Estate Investors (“PREI”). Prior to his retirement in 2013, during his 36-year career with PREI, Mr. Taysom held various positions including Head of United States Transactions and Global Head of Transactions, among others, prior to completing his tenure as Global Chief Operating Officer (“COO”). He was a member of PREI’s domestic and international investment committees and a member of the Global Management Committee and is currently a member of the ULI and a former member of both the National Multi-Housing Council and the National Association of Real Estate Investment Managers (“NAREIM”).
Mr. Taysom brings many years of experience dealing with almost every facet of owning and operating commercial real estate. He is familiar with many of the markets in which our properties are located and has an extensive personal network of contacts throughout the real estate industry. In addition to his financial and budgetary responsibilities as COO of PREI, Mr. Taysom also participated with the management committee in formulating the strategic vision of the company including the review, approval, and responsibility for financial performance. This financial and operational experience makes him well suited to serve as a member of the Audit and Capital Committees.

*
Indicates that such director has been determined by our board of directors to be independent under NYSE listing standards.

PROPOSAL 2:
RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020
Engagement of Deloitte & Touche LLP

On February 19, 2020, the Audit Committee approved the engagement of Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2020. This proposal asks you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although we are not required to obtain such ratification from our stockholders, the board of directors believes it is good practice to do so. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Piedmont and our stockholders. In the event that the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2018.
A representative of Deloitte & Touche LLP will be present at the Annual Meeting (either in-person or remotely, as the circumstances require), will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

Your board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020.

Pre-Approval Policies

The Audit Committee must pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services (including the fees and terms thereof), in order to ensure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.
All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by our independent registered public accounting firm.
Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both our independent registered public accounting firm and our chief financial officer, treasurer, or chief accounting officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the Securities and Exchange Commission (the “SEC”) on registered public accounting firm independence. The chairman of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to an amount not to exceed $75,000 per occurrence. Amounts requiring pre-approval in excess of $75,000 per occurrence require specific pre-approval by our Audit Committee prior to engagement of Deloitte & Touche LLP, our current independent registered public accounting firm. All amounts specifically pre-approved by the Chairman of the Audit Committee in accordance with this policy must be disclosed to the full Audit Committee at its next regularly scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firms

The Audit Committee reviewed the audit and non-audit services performed by Deloitte & Touche LLP for fiscal 2019 and 2018, as well as the fees charged by Deloitte & Touche LLP for such services. In its review of any non-audit service fees, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of our independent registered public accounting firms. The aggregate fees billed to us by Deloitte & Touche LLP for professional accounting services, including the audits of our annual financial statements, for the years ended December 31, 2019 and 2018, respectively, are set forth in the table below.
	2019	2018
Audit Fees	$990,000	$900,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$990,000	$900,000
For purposes of the preceding table, the professional fees are classified as follows:
➢
Audit Fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures (including reviews of the purchase price allocation of acquisitions and dispositions) to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.
➢
Audit-Related Fees — These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non recurring agreed-upon procedures and other professional fees associated with transactional activity.

➢
Tax Fees — These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance filings, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax notices, audits and appeals before the Internal Revenue Service and similar state and local agencies.

➢
All Other Fees — These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

For the year ended December 31, 2019, all services rendered by Deloitte & Touche LLP were pre-approved by the Audit Committee in accordance with the policies and procedures described above.

PROPOSAL 3:
ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay” and provides you, as a stockholder, with the ability to cast a vote with respect to our 2019 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:
“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”
As discussed in “Executive Compensation —Compensation Discussion and Analysis” below, the compensation paid to our named executive officers is designed to meet the following objectives:
➢
to attract and retain candidates capable of performing at the highest levels of our industry;

➢
to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective predetermined metrics;

➢
to reflect the qualifications, skills, experience and responsibilities of each named executive officer;

➢
to link incentive compensation levels with the creation of stockholder value;

➢
to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

➢
to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

This proposal is an advisory proposal, which means it is non-binding. Although the vote is non-binding, the Compensation Committee will review the voting results and consider the outcome in making decisions about future compensation arrangements for our named executive officers.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Your board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

CERTAIN INFORMATION ABOUT MANAGEMENT
Executive Officers

Name	Age	Position(s)
C. Brent Smith	44	President, Chief Executive Officer and Director
Robert E. Bowers	63	Executive Vice President and Chief Financial Officer
Edward H. Guilbert, III	44	Executive Vice President — Finance, Treasurer and Assistant Secretary
Christopher A. Kollme	49	Executive Vice President — Finance and Strategy
Laura P. Moon	49	Senior Vice President and Chief Accounting Officer
Joseph H. Pangburn	59	Executive Vice President — Southwest Region
Thomas R. Prescott	62	Executive Vice President — Midwest Region
Alex Valente	35	Executive Vice President — Southeast Region
George M. Wells	57	Executive Vice President — Real Estate Operations
Robert K. Wiberg	63	Executive Vice President — Northeast Region and Head of Development
The following is detailed information about each of our executive officers other than Mr. Smith whose biographical information is included under “Proposal 1: Election of Directors” above.
Robert E. Bowers has served as our Chief Financial Officer since 2007. A veteran of the public financial services industry, including having served as Chief Financial Officer for three other public companies, Mr. Bowers’ experience includes investor relations, debt and capital offerings, mergers and acquisitions, asset allocation, financial management and strategic planning. Mr. Bowers is also responsible for management of our information technology, risk management and human resource functions. From 2004 until 2007, he served as Chief Financial Officer and Vice President of Wells Real Estate Funds, Inc. and was a Senior Vice President of Wells Capital. Mr. Bowers was Chief Financial Officer and Director of NetBank, Inc. (formerly NASDAQ: NTBK) from 1997 to 2002. From 1984 to 1996, Mr. Bowers was Chief Financial Officer and Director of Stockholder Systems, Inc. (formerly NASDAQ: SSIAA), an Atlanta, Georgia-based financial applications company and its successor, CheckFree Corporation (formerly NASDAQ:CKFR). Mr. Bowers has provided strategic financial counsel to a range of organizations, including venture capital funds, public corporations and businesses considering listing on a national securities exchange. Mr. Bowers is a member of NAREIT and a CPA who began his career in 1978 with Arthur Andersen & Company in Atlanta.
Edward H. Guilbert, III has served as Executive Vice President — Finance and Treasurer since 2019. In this role, as well as in his previous roles of Senior Vice President — Finance and Treasurer and Senior Vice President — Financial Planning and Analysis which he held since 2014, he is responsible for treasury and finance matters, forecasting, operational reporting, corporate financing, and investor relations. Mr. Guilbert joined
Piedmont in 2007. He has approximately 20 years of real estate experience across a broad spectrum of roles, including acquisitions, asset management, loan asset management, dispositions, portfolio management, and structured finance, in addition to experience in several different asset types, including office, multi-family, retail and hotels. Mr. Guilbert’s experience includes previous tenures with WestWind Capital Partners, an advisor to a German open-end and closed-end real estate fund sponsor and a real estate division of Goldman Sachs.
Christopher A. Kollme has served as Executive Vice President — Finance and Strategy since June 2017. In this role, he provides guidance on capital raising activities and banking and rating agency relationships. Additionally, he works with the Piedmont senior management team to further establish and advance the strategic initiatives of the company and supervises our national business development function. Prior to joining Piedmont in 2017, Mr. Kollme served as Managing Director & Head of Real Estate Investment Banking for SunTrust Robinson Humphrey where he managed the origination of advisory and capital raising transactions on behalf of the bank’s public and private real estate clients. Mr. Kollme’s approximately 20-year career has also included tenures with Morgan Keegan & Company, Inc.’s Real Estate Investment Banking group as Managing Director & Group Head and Duke Realty as Vice President of Acquisitions.
Laura P. Moon has served as our Senior Vice President and Chief Accounting Officer since 2007. She has almost thirty years of experience with accounting and reporting for public companies and at Piedmont she is responsible for all general ledger accounting, SEC and tax reporting functions. Prior to joining us, Ms. Moon served as Vice President and Chief Accounting Officer at Wells Real Estate Funds, Inc. where she had responsibility for all general ledger accounting, financial and tax reporting, and internal audit supervision for 19 public registrants as well as several private real estate partnerships. Ms. Moon is a CPA and began her career in 1991 with Deloitte & Touche LLP.
Joseph H. Pangburn has served as our Executive Vice President — Southwest Region since 2014. In this capacity, he is responsible for overseeing Piedmont’s Southwest Region operations, comprised of over four million square feet principally located in Dallas, including all development, leasing, asset management and transactional activity. Prior to his promotion to his current position in 2014, Mr. Pangburn had been responsible for the leasing and asset management activities for the Company’s Western Region portfolio since 2007. His previous tenures include Wells Real Estate Funds, Inc., Lend Lease Real Estate Investments, Inc. and Prentiss Properties Limited, Inc. Throughout his career, his activities and experience have been concentrated on properties located in the western United States, and specifically in Texas. Mr. Pangburn is a member of the Dallas County Utility and Reclamation District Board, National Association of Industrial & Office Properties (“NAIOP”), and the Urban League Institute (“ULI”).
Thomas R. Prescott has served as our Executive Vice President for the Midwest Region since joining Piedmont in 2014 and is responsible for all leasing, asset management, acquisitions, dispositions and development projects for Piedmont’s Midwest Region, which is comprised of approximately 2.5 million square feet located primarily in Minneapolis. His previous tenures include Metropolis Investment Holdings Inc., Forest City Enterprises, and Higgins Development Partners (formerly Walsh, Higgins & Company), and The Shaw Company. Mr. Prescott is a recognized real estate industry leader and a member of NAIOP and ULI.
Alex Valente has served as our Executive Vice President for the Southeast Region since 2019. He is responsible for overseeing Piedmont’s Southeast Region operations, comprised of approximately five million square feet located in Atlanta and Orlando, including all development, leasing, asset management and transactional activity. During his 15-year tenure at Piedmont, he has worked on many complex transactions including directly negotiating leases with some of our largest tenants. In addition to the Southeast, Mr. Valente has served several other of Piedmont’s markets including our Midwest and Northeast
Regions. Mr. Valente is an active member of NAIOP, the Cobb County Chamber, and is a board member of SelectCobb.
George M. Wells has served as Executive Vice President for Real Estate Operations since 2019. His responsibilities include leading our company’s asset and property management divisions and providing oversight to our construction management team with regard to developments, re-developments and tenant build outs. Prior to assuming this role, Mr. Wells served as Executive Vice-President of our Southeast Region for approximately four years. Mr. Wells has over 30 years of commercial real estate experience including approximately sixteen years of service with Piedmont and its former advisor, Wells Real Estate Funds (“WREF”). Prior to joining WREF, Mr. Wells experience included tenures with Lend Lease Real Estate Investments and Equitable Real Estate. Mr. Wells is a member of NAIOP.
Robert K. Wiberg has served as Executive Vice President for the Northeast Region since 2019 and Head of Development since 2012. Prior to being appointed Executive Vice President for the Northeast Region, Mr. Wiberg served as Executive Vice President of the Mid-Atlantic region which was consolidated into the Northeast Region during 2019. Consequently, Mr. Wiberg is responsible for all leasing, property management, asset management, acquisitions and dispositions approximately six million square feet of office space located primarily in the metropolitan Washington, D.C. metro area, Boston, and metro-New York, as well as all development projects nationwide. Mr. Wiberg’s previous tenures include Brandywine Realty Trust, Prentiss Properties, Cadillac Fairview and Coldwell Banker (now CBRE). As a recognized industry leader, he has served on the board of directors of the Northern Virginia Chapter of NAIOP and the board of the Arlington Partnership for Affordable Housing and currently serves on the board of the Ballston Business Improvement District.
There are no family relationships among our directors or executive officers. Officers are elected annually by our board of directors, and each officer serves until his or her successor is duly elected and qualified, or until his or her death, resignation or removal from office. The board of directors retains the power to remove any officer at any time.

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND COMMITTEES
Independence and Leadership Structure

Each NYSE-listed company is required to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Our board of directors has adopted the NYSE independence standards as part of its Corporate Governance Guidelines and, in accordance with NYSE rules, the board of directors has affirmatively determined that each of the following current board members is independent within the meaning of the NYSE’s director independence standards:
Kelly H. Barrett
Wesley E. Cantrell
Glenn G. Cohen
Barbara B. Lang
Frank. C. McDowell
Jeffrey L. Swope
Dale H. Tysom
C. Brent Smith, who serves as our President and Chief Executive Officer, is not independent.
Each of our board members is subject to re-election on an annual basis. We do not divide our directors into classes or stagger terms.
The board of directors has determined to separate the roles of Chairman and CEO, and Mr. McDowell currently serves as Chairman of the Board. The Chairman is elected by the board of directors on an annual basis and presides at regularly scheduled executive sessions of the independent directors. The board currently has no formal policy with respect to the separation of the positions of Chairman of the Board and Chief Executive Officer; however, the board believes that the separation of the positions is in our best interests as it provides leadership for the independent board and the benefit of additional support, experience and oversight for the management team.

Board Committees

Our board of directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Capital Committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee complies with the listing requirements and other rules and regulations of the SEC and the NYSE, each as amended or modified from time to time and has adopted a written charter. You can access each of our committee charters on the Investor relations pages of our website at www.piedmontreit.com. The board of directors has also determined that each of the current members of our
Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning the NYSE’s director independence standards applicable to members of such committees. Additionally, our Audit Committee members satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1)(i) and Ms. Barrett and Mr. Cohen meet the definition of an audit committee financial expert as defined under the Exchange Act and NYSE listing standards. Our Compensation Committee members satisfy the enhanced independence standards set forth in NYSE listing standards and Section 16 of the Securities Exchange Act of 1934.

The table below shows the current chairs and membership of the board and each standing board committee, the independence status of each board member and the number of board and board committee meetings held during the year ended December 31, 2019.
Director	Board of Directors	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Capital Committee
Frank C. McDowell	C	•	•	C
Kelly H. Barrett**	•	C	•
Wesley E. Cantrell	•		C	•
Glenn G. Cohen**	•	•
Barbara B. Lang	•		•	•
C. Brent Smith*	•
Jeffrey L. Swope	•			•	C
Dale H. Taysom	VC	•			•
Number of 2019 meetings	17	6	5	6	6
C Chair   VC Vice Chair    •Member   *Non-Independent Director   ** Financial Expert
Each member of the 2019 board of directors attended in excess of 75% of the board and committee meetings on which such director served during 2019.
We do not have a formal policy with regard to board member attendance at our annual stockholder meetings. All of individuals who were members of our board of directors at the time attended the 2019 annual meeting of stockholders either telephonically or in person.
The Audit Committee
The Audit Committee assists the board of directors in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the system of internal controls which our management has established, risk assessment, the performance of our internal audit function, and oversight of our technology platform, including cyber risk assessment and management. The Audit Committee is also directly responsible for the appointment, independence, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee meets alone with our senior management, our internal audit personnel, and with our independent registered public accounting firm, which has free access to the Audit Committee.
The Compensation Committee
The Compensation Committee assists the board of directors in setting the overall compensation strategy and compensation policies for our executive officers and directors, overseeing the assessment of risk associated with the Company’s compensation policies and practices, reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and evaluating the Chief Executive Officer’s performance in light of those goals and objectives. In addition the Compensation Committee determines our Chief Executive Officer’s compensation, reviews and approves the compensation of other named executive officers and non-employee directors and administers our Amended and Restated 2007 Omnibus Incentive Plan.
The Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee assists the board of directors in identifying individuals qualified to serve on the board of directors consistent with criteria approved by the board of directors, recommending a slate of director nominees for election by our stockholders at the annual meeting of our stockholders, evaluating the independence of candidates for the board of directors, developing and implementing the process necessary to identify prospective members of our board of directors, determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors, overseeing an annual evaluation of the board of directors, each of the committees of the board and management, developing and recommending to our board of directors a set of corporate governance principles and policies, periodically reviewing our corporate governance structures and procedures and suggesting improvements thereto to our board of directors, and providing oversight and guidance to the board (in conjunction with Compensation Committee, to the extent the Compensation Committee addresses same) regarding environmental, social and corporate governance (“ESG”) trends and best practices. In particular, the Committee recommends changes to the Company’s ESG practices as necessary to comply with existing legal requirements or emerging trends and best practices. The Committee also periodically receives reports from management regarding the Company’s ESG strategy, initiatives and policies.
The Nominating and Corporate Governance Committee is also responsible for reviewing stockholder communications and responding to inquiries concerning our governance practices, business ethics and corporate conduct, as well as reviewing and promoting the continuing education of our directors.

The Capital Committee
The Capital Committee assists the board of directors by reviewing and advising the board of directors on our overall financial performance, including issues related to capital structure, operating earnings, dividends and budgetary and reporting processes, and reviewing and advising the board of directors on investment criteria and acquisition and disposition policies, general economic environment in various real estate markets, existing or prospective properties or tenants, and portfolio diversification goals.

Selection of Directors

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer.
The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the board of directors and recommends director nominees who are voted on by the full board of directors. All director nominees then stand for election by the stockholders annually.
In recommending director nominees to the board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, and members of our management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees and will also consider recommendations for director candidates made by stockholders and other interested persons. Candidates for director must meet the established director criteria set forth above. In addition, under our Bylaws, stockholders may directly nominate candidates for election as directors. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Article II, Section 12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by writing to our Secretary at our corporate address.
In evaluating candidates for director, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant, including the factors set forth below under “Board Membership Criteria.”

Board Membership Criteria

The Nominating and Corporate Governance Committee annually reviews with the board of directors the appropriate experience, skills and characteristics required of directors, both in the context of the current membership of the board as well as in the context of potential turnover of the existing board. The table below summarizes the key characteristics that are considered and which of our current independent board members the board particularly relies on with regard to each characteristic.
Experience, Skill, or Characteristic	McDowell	Barrett	Cantrell	Cohen	Lang	Swope	Taysom
Audit committee financial expert		•		•
Financial experience	•	•		•	•		•
Chief executive or chief financial officer experience (with a preference for REIT-specific experience)	•	•	•	•	•	•
Public company experience	•	•	•	•	•
Industry specific knowledge	•	•		•		•	•
Strategic planning experience or expertise	•	•	•	•	•	•	•
Experience mentoring top level leaders	•		•		•	•	•
General management experience	•	•	•	•	•	•	•
Real estate development/ construction expertise	•	•				•	•
Investment banking experience							•
Racial diversity					•
Gender diversity		•			•
Risk management expertise		•		•
Marketing expertise		•	•		•	•
International experience		•	•	•			•
The board considers all of these characteristics when assessing candidates for board membership. Other considerations included in both the annual assessment of existing members and the assessment of new candidates include the candidate or incumbent’s status as an independent director, the ability of the candidate or incumbent to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings, and whether the candidate’s knowledge and experience of a particular aspect of the real estate industry or particular skill set is additive to the existing experience or skill sets of incumbent members of the board. While we have not adopted a formal policy regarding diversity of our board, the board believes that a diverse membership having a variety of skills, styles, experiences and competencies is an important aspect of a well-functioning board. Accordingly, the board believes that diversity, inclusive of gender and race, should be a central component in board searches, succession planning and recruiting. The board is committed to considering board slates that are as diverse as possible and that this is consistent with nominating only the most qualified candidates for the board who bring the required skills, competencies and fit to the boardroom.
Although a number of our directors are retired, it is also expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are active in their occupation, profession, or community.

Board Self-Evaluation Process

Annually, the board of directors undertakes a robust self-evaluation process which is administered by the Nominating and Corporate Governance Committee with the assistance of outside counsel. Members of the board complete a detailed, confidential questionnaire which provides for ratings in key areas and also seeks subjective comments. Outside counsel collects and analyzes the data and reports the results and information compiled from the questionnaires to the Nominating and Corporate
Governance Committee. Comments pertaining to particular Board Committees are shared with each respective Committee chairperson, and comments regarding the full board are shared with the full board. Matters requiring follow up are addressed by the Chairman of the Nominating and Corporate Governance Committee, the Chairman of the Board, or Chairman of the applicable Board Committee, as appropriate.

Majority Voting Policy

Our By-laws provide for majority voting for the election of directors in uncontested elections. Therefore, each director nominee will be elected if he or she receives a majority of the votes cast. A majority of votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. In order to enhance the power of our stockholders to influence the composition of the board of directors, our Corporate Governance Guidelines provide that in an uncontested election of directors, any non-employee nominee who receives a greater number of votes AGAINST his or her election than votes FOR his or her election will promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and make a recommendation to the board of directors. The board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote. We will publicly disclose, in a Form 8-K furnished to the SEC, the board’s decision regarding whether to accept the resignation offer. Any director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or board of directors action regarding whether to accept such resignations. However, if each member of the Nominating and Corporate Governance Committee was not elected at the same election, then the independent directors who were elected shall appoint a committee among themselves to consider such resignations and recommend to the board of directors whether to accept them. However, if the only directors who were elected in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept such resignations.

Term Limits

Our Corporate Governance Guidelines provide that the board of directors will not nominate for re-election any non-employee director who has served 15 years or more prior to the applicable election, subject to exceptions granted by the board of directors.
Risk Oversight

The board of directors is involved in risk oversight through direct decision-making authority on significant matters as well as through the oversight of management and appropriate advice and counsel from legal, financial, and compensation advisors. In particular, the board of directors manages risk by reviewing and discussing periodic reports with management including, but not limited to, reports detailing Piedmont’s risk related to its geographic, tenant, industry, and lease expiration concentrations as well as construction and cyber risk. Through its various committees, the board monitors acquisition, disposition, leasing, financing, and cyber activities and has delegated authority to the appropriate levels of management to carry out such activities with appropriate governance reporting at respective committee meetings.
In accordance with its charter, the Audit Committee also monitors major issues regarding accounting principles and financial statement presentation and disclosures, including any significant changes in the application of accounting principles, and major issues regarding the adequacy of Piedmont’s internal controls and analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements. In addition, the Audit Committee follows the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on Piedmont’s financial statements and the type and presentation of financial information to be included in earnings press releases, reports, and earnings guidance provided to analysts and rating agencies. The Audit Committee reviews and discusses with management Piedmont’s major financial and cyber risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also periodically briefed on Piedmont’s processes and policies with respect to risk assessment and risk management and the Audit Committee Chairman is interviewed in conjunction with Piedmont’s annual risk assessment process. Finally, the Audit Committee is periodically briefed on insurance coverage limits, any significant change in Piedmont’s insurance policies, monitoring of Piedmont’s code of ethics, whistleblower policy, and insider trading policies, cyber activities, as well as quarterly REIT test and debt covenant compliance calculations. Piedmont’s Insider Trading policy specifically prohibits trading in the Company’s stock when an employee is aware of material, nonpublic information including, among other things, information concerning data securities breaches or other cyber security events impacting the Company or any of its substantial tenants or business partners.

Corporate Governance Guidelines and Code of Ethics

Our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Guidelines establishing a common set of expectations to assist the board of directors in performing their responsibilities. The Corporate Governance Guidelines, which meet the requirements of the NYSE’s listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the board committees, director access to management and independent advisers, director compensation, and evaluations of the performance of the board. Our board of directors has also adopted a Code of Ethics, including a conflicts of interest policy, that applies to all of our directors and executive officers including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics meets the requirements of the rules and regulations of the SEC. A copy of our Corporate Governance Guidelines and our Code of Ethics is available on our website at www.piedmontreit.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waivers.

Corporate Social Responsibility
Our Employees
Piedmont is an equal opportunity employer. It is the policy of the Company, from recruitment through employment and promotion, to provide equal opportunity at all times without regard to race, color, religion, sex, national origin, age, disability, veteran’s status, genetic information, or any other characteristic protected by federal, state, or local anti-discrimination laws. Physical or mental disabilities will be considered only as they may relate to essential functions of each particular job, and only in accordance with applicable law. This policy of Equal Employment Opportunity applies to all of Piedmont’s policies relating to recruitment and hiring, promotion, compensation, benefits, training, working conditions, termination and all other terms and conditions of employment.
As of December 31, 2019, we had 134 full-time employees, with 46 of our employees working in our corporate office located in Atlanta, Georgia, and our remaining employees working in regional and local management offices located primarily in our eight major U.S. markets. These employees are involved in acquiring, developing, leasing, and managing our portfolio of properties. Approximately 65% of our workforce is salaried, with the remaining 35% compensated on an hourly basis. Piedmont uses diversity and inclusion initiatives for both compliance obligations and to increase the overall bottom line with a more diverse workforce.
Statistical information regarding our workforce and details regarding Piedmont’s Diversity and Inclusion
Initiative are available on our website at www.piedmontreit.com/About Us/Social Responsibility.
Performance & Career Development. The results that the Company achieves are determined in large part by how we perform — as individuals, as teams, and as a company. The means by which we focus our efforts, use our talents, manage our time and work together will also impact the degree of our success. Performance management is the organized method of monitoring results of work activities, collecting and evaluating performance results to determine achievement of goals, and using performance information to make decisions, allocate resources and communicate whether objectives are met. All employees receive an annual performance review. These evaluations are done in the same time frame as the review of annual incentive compensation.
Training & Education. In 2019, Piedmont employees, managers, and the majority of our contractors received professional training regarding workplace harassment, diversity and inclusion, online management development program, cyber security, and leadership and development.
Human Rights. All individuals should be treated with dignity and respect. Piedmont intends to provide an environment that is pleasant; healthful; comfortable; and free from intimidation, hostilities, or other offenses that might interfere with work performance. Discriminatory conduct of any sort — verbal, physical, or visual — will not be tolerated, whether it is sexual or racial in nature or related to national origin, age, religion, citizenship status, disability, genetic predisposition, or any other characteristic protected by law. Piedmont applies this policy to all of its employees, suppliers, and vendors, regardless of their geographic location. Further, the use of child or forced labor is specifically prohibited, either by the Company or, indirectly, by the Company’s vendors. A copy of Piedmont’s Human Rights Policy.is available on our website at www.piedmontreit.com/About Us/Social Responsibility.
Health and Safety. The Company intends to maintain a safe and secure workplace for all of its employees. The Company does not tolerate fighting, threats or other acts of violence against employees, co-workers, job applicants, clients, or vendors. The Company’s Employee Handbook prohibits workplace harassment and harassment of our employees by third parties, such as contractors, suppliers, vendors, and clients in conjunction with their work. Further, the Company provides medical, dental, vision, disability, and life insurance for each of its employees and their families.
Vendor Code of Conduct
The Piedmont Office Realty Trust, Inc. Vendor Code of Conduct (the “Code”) describes Piedmont’s expectations of how its vendors conduct business. All vendors engaged in providing products and services to Piedmont are expected to embrace this commitment to integrity by complying with the Code and communicating and enforcing the Code provisions throughout their organization and across their supply chain, including to sub-vendors and subcontractors.
We require that our vendors understand the requirements of the Code, operate in accordance with the expectations outlined in the Code and comply, at a minimum, with all applicable laws, rules, regulations and standards within the geographies in which they operate. A copy of Piedmont’s Vendor Code of Conduct is available on our website at www.piedmontreit.com/About Us/Social Responsibility.
Political Advocacy
Piedmont does not contribute to or make expenditures on behalf of any federal, state or local candidates for election, referenda, or initiatives; contribute to or make expenditures on behalf of political parties; contribute to or make expenditures on behalf of political committees or other political entities organized and operating under
26 U.S.C. Sec. 527 of the Internal Revenue Code; contribute to any charity or non-profit organization at the request of any federal, state or local governmental office holder or any candidate for such an office; donate Company time, resources, products or services to any of the foregoing; or pay for advertisements, printing or other campaign expenses. A copy of Piedmont’s Political Spending Policy is available on our website at www.piedmontreit.com/About Us/Social Responsibility. During the year ended December 31, 2019, the company made no political contributions.
Corporate Responsibility and Charitable Giving Program
The mission of Piedmont’s Corporate Responsibility and Charitable Giving Program is not only to provide the highest quality services to our tenants on a daily basis, but also to help meet the needs of each local community that we serve by volunteering and/or financially supporting programs related to medical or human needs and children’s programs that improve the overall quality of life, particularly through charities tied to the real estate industry or our tenants.
In 2015, Piedmont created the Piedmont W. Wayne Woody Foundation (“PWW Foundation”) in memory of one of the Company’s former chairmen of the board of Directors, W. Wayne Woody, through which charitable contributions are distributed to various nonprofit organizations. Recipient organizations are 501(c)(3) entities that fit our charitable giving categories and demonstrate fiscal/administrative stability, including being non-discriminatory and non-political.
In addition to financial contributions through the PWW Foundation, Piedmont recognizes the value and benefit of employee volunteerism and fully appreciates its positive impact on the community, the employees, and ultimately, the Company by promoting team building, collaboration, and unity. To promote volunteerism among Piedmont employees, the Company provides a matching program whereby an employee may request time away from work to support a community service project or activity. Preference is given to those organizations that are tied to real estate industry programs or that have a major tenant sponsorship. Our employees have partnered with Piedmont to donate thousands of dollars and hours annually to numerous organizations in each of the markets that Piedmont serves.

Environmental Management Programs
Piedmont is dedicated to environmentally sustainable practices that enhance our commitment to provide the highest quality office properties. We strive to own and manage workplaces that are environmentally conscious, productive, and healthy for our tenants and employees by:
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Empowering our property teams with the data and tools they need to sustainably manage their buildings;

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Leveraging industry partnerships with BOMA, ENERGY STAR, LEED, and U.S. Green Building Council, to confirm and advance the energy and sustainability performance of our assets; and

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Implementing processes that continually improve our environmental performance.

Leadership Committees
Environmental & Social Steering Committee. The Company’s Environmental & Social Steering Committee includes the Chief Financial Officer, Chief Accounting Officer, Vice President of Human Resources, Executive Vice President of Real Estate Operations, Senior Vice President of Property Management, Director of Sustainability, and consultants as needed and regularly reports to the Nominating and Corporate Governance Committee of the board of directors. The purpose of the Environmental & Social Steering Committee is to support our on-going commitment to environmental, health and safety, corporate social responsibility, and other relevant public policy matters. The Committee is a cross-functional team that meets quarterly and assists Piedmont’s executive leadership team in:
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Setting general strategy relating to environmental and social matters;

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Developing, implementing, and monitoring initiatives and policies based on that strategy;

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Overseeing communications with employees, investors and stakeholders with respect to environmental and social matters;

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Monitoring and assessing developments relating to, and improving the Company’s understanding of environmental and social matters;

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Efficient and timely disclosure of environmental and social matters to internal and external stakeholders; and

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Identifying and creating processes to manage risks and opportunities associated with climate change.

Energy & Sustainability Committee. The Energy & Sustainability Committee is comprised of the Senior Vice President of Property Management, Vice President of Property Management Operations, Director of
Sustainability, all Regional Managers, and consultants as needed. The Energy & Sustainability Committee meets bi-weekly and focuses on the environmental impact of our operations by determining the best initiatives to put in place to achieve our corporate consumption and conservation targets.
Performance Targets
We have committed to performance targets for energy intensity and water intensity and we intend to commit to Scope 1 and 2 greenhouse gas (GHG) emissions and waste diversion targets in 2020.
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Energy Intensity (kBtu/SF): Achieve a 20% reduction in portfolio energy use intensity from 2016 by 2026;

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Water Intensity (gallons/SF): Achieve a 20% reduction in portfolio water use intensity from 2018 by 2028;

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GHG Emissions Intensity (Scope 1 and 2): We intend to set a baseline and commit to a reduction target in 2020; and

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Waste Diversion Rate (percentage of waste diverted from landfill): We intend to set a baseline and commit to a reduction target in 2020.

We released our inaugural Sustainability Report in 2019 based on our 2018 results and will publish a report annually that shows progress towards our performance targets.
Performance Metrics and Data Management
We are committed to providing our property teams with accurate, timely, and actionable performance metrics to understand how their property performs over time and compares to others in our portfolio. We have partnered with Schneider Electric (SE) to collect and manage our data. Monthly invoices for electricity, natural gas, district steam, district chilled water, domestic water, sewer, waste, and recycling are collected and stored by SE, and relevant cost and consumption data is made available in the Resource Advisor software platform for reporting purposes. All data undergoes rigorous quality assurance checks.
Aggregation of this information enables us to track performance metrics on the property, regional and portfolio level such as:
➢
Energy use intensity (kBtu/SF)

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Energy cost intensity ($/SF)

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Water use intensity (gal/SF)

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Water cost intensity ($/SF)

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Greenhouse gas emissions intensity (kgCO2e/SF)

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Waste diversion rate (% diverted from landfill)

We recognize that monthly data enables us to track our performance over time, but more granular data is vital for our property teams to manage their building’s energy use on a daily basis. Access to 15-minute interval energy use provides deeper insight of how a building uses energy throughout the day and night. We are partnered with MACH Energy to provide this service and all Piedmont-managed buildings utilize the platform and receive quarterly training.
Building Certifications
We leverage industry partnerships including BOMA, ENERGY STAR, LEED, and U.S. Green Building Council, to confirm and advance the environmental performance of our assets.
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We certify all eligible properties to ENERGY STAR every year.Ineligible properties include those that are tenant-managed, have low occupancy, or have a score under 75. We continue to make our best effort to achieve the highest scores feasible for each of our assets.

➢
We certify every eligible property to BOMA 360 every three years. Ineligible properties include those that are tenant-managed or have low occupancy.

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We will re-certify our LEED O&M assets upon expirations and continually evaluate other assets for certification opportunities.

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We will explore other 3rd party certification opportunities that further demonstrate our commitment to providing healthy, environmentally and socially conscious workplaces as they arise.

Initiatives
We will continue to identify, plan, and implement initiatives that will enable us to achieve our performance targets. To date, we have been heavily focused on reducing our energy intensity; we will expand our initiatives in 2020 to address our water, waste, and emissions targets.
Property-Level Action Plans. Action plans have been created for each property based on conversations between the Energy & Sustainability Committee representatives, the property manager, and building engineer. These action plans are used regularly by the property teams to track progress on identified action items and ultimately ensure progress towards environmental improvement across the portfolio. Representatives from the Energy & Sustainability Committee re-visit these plans with the teams on a semi-annual basis.
Quarterly Energy Competition. Our site teams are provided an incentive to reduce energy use via our quarterly energy-savings competition. Every quarter our Director of Sustainability and consultant in partnership with a representative from MACH Energy host a meeting for all property managers and engineers to offer training, share best practices, and announce the winning team. The winning team is celebrated on the call and on-site at their property with a catered lunch.
Best Practice Guide. Some of our teams have made tremendous progress with their energy efficiency plans. In order to spread those best practices across our other properties, we summarized the most impactful strategies into a list of Best Practices. This guide includes recommended actions for improving the building envelope, lighting, and building control system. The guide will be updated as new actions are identified.
Technology Pilots. To stay up to date on technology, but also thoroughly vet new technologies before deployment at multiple properties, we’ve adopted a Technology Review process that helps us test new opportunities and leverage them when and where appropriate. Our Director of Sustainability follows a vetting process to determine if a technology is appropriate and then works with the Energy & Sustainability Committee to identify a property that is a good candidate for a pilot. If the pilot is successful, the Committee will plan for a larger implementation.
LED Upgrade Program. All our properties have proactively pursued LED upgrades throughout common areas, back-of-house spaces, parking lots and garages and anything controlled by the landlord. In addition, we have begun working with tenants to upgrade their spaces where possible. All significant lighting projects are reviewed by the Director of Sustainability and a consultant to ensure we are making quality choices with the best long-term results. In 2018 and 2019, we invested over $1.1 million in LED lighting upgrades that resulted in, and is expected to continue to generate, an estimated savings of  $461,602 per year.
Retrocommissioning. We understand the value of periodic commissioning to ensure our buildings are operating within optimal designed parameters to meet the needs of our tenants. Every year, the Energy & Sustainability Committee reviews performance metrics of all buildings and takes any operational changes into consideration, then identifies the properties that should undergo commissioning the following year. This process enables us to keep our buildings running efficiently.
For further details on our Environmental Management Policy, initiatives and goals, and a complete copy of our 2018 Sustainability Report please refer to our website, www.piedmontreit.com/About Us/Sustainability and Recognition.

Stockholder Engagement and Outreach
Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we meet with our investors to share our perspective and to solicit their feedback on our strategy and performance. During 2019, our executive management team participated in several investor conferences and held over 200 individual meetings with our investors and analysts. Periodically, we also hold investor days where our management team meets with stockholders and industry research analysts to discuss our strategy and performance and respond to questions, as well as to tour certain properties in our portfolio. Further, our board has periodically invited significant investors to meet with them directly and our management team has periodically engaged third parties to conduct perception surveys so that we can hear our stockholders’ perspectives and opinions about the Company as we believe the insights provided by our stockholders provide valuable information to be considered in our strategic decisions. Our Charter states that our stockholders have the right to amend the Bylaws.

Communications with Stockholders or Other Interested Parties
We have established several means for stockholders or other interested parties to communicate their concerns to the board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of our Nominating and Corporate
Governance Committee in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary at our headquarters address. Stockholders or other interested parties who wish to communicate with our Chairman or with the non-management directors as a group may do so by writing to our Chairman at our headquarters address.

 EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices and the decisions made with respect to compensation for 2019 for our President and Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers as of December 31, 2019 (our “2019 NEOs”). Additionally, in accordance with SEC rules, where applicable we have included disclosures and discussion related to the compensation of our former Chief Executive Officer and EVP — Real Estate Operations, who left the employ of the Company on June 30, 2019. We refer to all seven individuals collectively as our Named Executive Officers (“NEOs”).
Executive Summary
2019 was an excellent year from an operational perspective. Our Total Stockholder Return (“TSR”) was in the top quartile relative to our peer group (see Market Reference Data below) for 2019. Overall leasing results were strong, with approximately 2.3 million square feet of leasing completed during the year including almost 700,000 square feet of leasing related to new leases. From a transactional perspective, we sold three assets in our non-core markets and acquired three assets in Atlanta, GA that allowed us to consolidate the ownership into one owner for the first time of The Galleria, a master-planned, mixed-use development in northwest Atlanta. Late in 2019, we also entered into a contract to acquire the Galleria Office Towers in Dallas, TX, totaling approximately 1.4 million square feet and located within a master-planned, mixed-use development that includes the Galleria Dallas retail destination and a Westin Hotel. These transactions allowed us to continue to realize the benefits from further concentrating our portfolio in unique, mixed use, amenity-rich submarkets that are in close proximity to major education centers and transportation nodes, and to capitalize on the earnings growth strategy of disposing of non-core assets and accretively redeploying the proceeds into select assets within our targeted submarkets that generate over time higher cash and accrual based yields with greater potential growth in cash flow. Net income for the year ended December 31, 2019 was $229.3 million and Same Store NOI(1) increased 5.7% on a year over year basis as compared to 2018. As a result, we exceeded many of the
2019 quantitative metrics that had been established by the board at the beginning of the year, including achieving Core FFO per diluted share in excess of our annual target. However, we fell short of our ambitious new leasing goal of one million square feet.
As a result of these achievements for 2019, our Compensation Committee and the board of directors approved a 5% increase in the board discretionary component of our NEOs Short-Term Incentive Compensation (“STIC”) Plan. When combined with the results of various quantitative performance measures set forth below, the increase in the discretionary component resulted in the payment of STIC awards for 2019 of 29% above target for our Chief Executive Officer and 4-16% above target for our other NEOs.
During the year ended December 31, 2019, our Compensation Committee also made deferred stock awards pursuant to our 2018 Long Term Incentive Compensation (“LTIC Plan”). For the three-year performance period ended December 31, 2018, our TSR ranked at median compared to our peers, resulting in a payout at target level for the performance share component of our LTIC plan. For the annual deferred stock component of our LTIC plan, we performed above target for two of the three quantitative metrics as set forth under “Long-term Incentive Compensation, Annual Deferred Stock Grant” below. The third quantitative target, general and administrative expense compared to budget, was not met due to increased accruals associated with the Company’s performance share plan as a result of the Company’s top quartile stock performance for the 2018 calendar year. Therefore, the Compensation Committee and board of directors approved achievement of the board discretion component of the 2018 Long Term Incentive Compensation (“LTIC”) Plan at above target level, resulting in awards approximately 11% above target levels in May of 2019.
Consideration of  “Say on Pay” Voting Results and Compensation Best Practices
At our 2019 annual meeting, we held a stockholder advisory vote on the compensation of our 2018 NEOs. Our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 96% of stockholder votes

(1)
Same Store NOI is a non-GAAP financial measure. See the definition of Same Store NOI and the reconciliation of Net income attributable to Piedmont to Same Store NOI on pages 37 and 40 of our Annual Report on Form 10-K for the year ended December 31, 2019.

cast in favor of our “say on pay” resolution. Based on these results, we believe our programs are effectively designed and working well in alignment with the interests of our stockholders. Further, we believe that our compensation programs include a number of best practices such as:
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Our compensation of our Chief Executive Officer generally places a greater emphasis (79%) on variable, performance-based compensation than typical market practice;

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74% of our Chief Executive Officer’s pay opportunity is in the form of long-term, equity based compensation;

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Approximately 50% of the target for our LTIC Plan is delivered in the form of performance shares, which are earned based on our multi-year TSR relative to our peers;

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All of our short-term and long-term incentive programs contain caps on payouts and minimum thresholds for awards, and our Compensation Committee reserves the right to decrease payouts in their discretion;

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The quantitative metrics of all of our incentive-based pay programs are tied to operational, financial, or market performance measures derived from our annual business plan;

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Our employment agreements with our Chief Executive Officer, Chief Financial Officer and all other officers with employment agreements contain “clawback” provisions, which require them to reimburse us for incentive-based compensation they have received if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws (see “Executive Clawback Provisions” below for further details);

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Our NEOs and directors are required to meet stock ownership guidelines;

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Our Insider Trading Policy prohibits hedging and pledging of our stock by our executive officers and directors;

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We award minimal perquisites and no supplemental executive benefits to our NEOs; and

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We do not provide tax gross ups to our NEOs.

As a result of the above considerations, our Compensation Committee decided to retain our general approach to executive compensation for 2019, which links the compensation of our NEOs to our operating objectives and emphasizes the enhancement of TSR.
Compensation Philosophy and Objectives
We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined individual and company goals, including, among others, TSR relative to a comparative peer group as further described below.
The objectives of our executive compensation programs are:
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to attract and retain candidates capable of performing at the highest levels of our industry;

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to create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective predetermined metrics;

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to reflect the qualifications, skills, experience and responsibilities of each NEO;

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to link incentive compensation levels with the creation of stockholder value;

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to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership; and

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to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Compensation Committee Responsibilities
Our executive compensation program is administered by the Compensation Committee. The Compensation Committee sets the overall compensation strategy and compensation policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our strategy.
With respect to the compensation of our Chief Executive Officer, the Compensation Committee is responsible for:
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reviewing and approving our corporate goals and objectives with respect to the compensation of the Chief Executive Officer;

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evaluating the Chief Executive Officer’s performance in light of those goals and objectives; and

➢
determining the Chief Executive Officer’s compensation (including annual base salary level, annual cash bonus, long-term incentive compensation awards, perquisites and any special or supplemental benefits) based on such evaluation.

With respect to the compensation of NEOs other than the Chief Executive Officer, the Compensation Committee is responsible for:
➢
reviewing and approving the compensation; and

➢
reviewing and approving grants and awards under all incentive-based compensation plans and equity-based plans.

Role of the Compensation Consultant
To assist in establishing our 2019 compensation plans and analyzing competitive executive compensation levels for 2019, the Compensation Committee utilized the services of FTI Consulting, Inc. (“FTI”), a nationally recognized compensation consulting firm. FTI was not engaged by management to perform any work on its behalf during 2019 and the Compensation Committee considered FTI to be independent with regard to services performed on its behalf during 2019.
During 2019, FTI provided advice and recommendations regarding our short and long term incentive compensation plans for our employees, including our NEOs. In addition, FTI provided our Compensation Committee input on our director compensation program, competitive market compensation data and recommendations for target pay levels for each component of our 2019 executive compensation program.
The FTI compensation consultant periodically attended Compensation Committee meetings as requested by the Compensation Committee and consulted with our Compensation Committee Chairman, our Director of Human Resources, our Chief Executive Officer, and our Chief Financial Officer as directed by the Compensation Committee on compensation related issues.
In January of 2020, our compensation consulting team left the employ of FTI and became employees of FPL Associates L.P. (“FPL”). As such, FPL provided advice and recommendations to our Compensation Committee in conjunction with the final payouts associated with our 2019 incentive programs and 2020 pay opportunities.
Compensation Consultant Independence Assessment
During 2019, the Company requested and received information from FTI addressing its independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that FTI is independent and that the work of FTI did not raise any conflict of interest.
Role of Executive Officers in Compensation Decisions
Our Chief Executive Officer reviews the performance of each of the other NEOs and considers the recommendations of our independent compensation consultant with regard to each of the other NEOs. Based on this review and input, he makes compensation recommendations to the Compensation Committee for all of the NEOs other than himself, including recommendations for performance targets, base salary adjustments, the discretionary components of our short-term cash incentive compensation, and long-term equity-based incentive awards. The Compensation Committee considers these recommendations along with data and input provided by our independent compensation consultant. The Compensation Committee retains full discretion to set all compensation for the executive officers.

Market Reference and Benchmark Compensation Data
In October 2019, FTI provided our Compensation Committee with a competitive market analysis of our 2019 NEOs’ pay level relative to the practices of a peer group of 11 public REITs. The peer group includes companies that either primarily invest in office properties or are diversified REITs whose portfolio includes significant office assets. In addition, companies that were recommended were generally no less than half the size and no more than two and a half times as large as Piedmont. The following table provides the names and estimated financial information for each peer company at the time the Compensation Committee reviewed the market data in October 2019:
($ in millions)
Company	Implied Equity Market Capitalization ($)	Total Enterprise Value ($)	Sector
Brandywine Realty Trust	2,604.5	4,687.0	Office
Columbia Property Trust, Inc.	2,341.7	3,553.9	Office
Corporate Office Properties Trust	3,341.9	5,153.5	Office
Cousins Properties Incorporated	5,509.5	7,470.9	Office
Easterly Government Properties, Inc.	1,770.6	2,654.2	Office
Equity Commonwealth	3,826.2	4,039.8	Office
Highwoods Properties, Inc.	4,697.9	6,941.7	Office
Lexington Realty Trust	2,658.8	4,288.2	Diversified
Mack-Cali Realty Corporation	2,185.0	4,937.2	Office
Paramount Group, Inc.	3,316.4	7,221.4	Office
Washington Real Estate Investment Trust	2,310.8	4,030.9	Diversified
Median	2,658.8	4,687.0
Piedmont Office Realty Trust, Inc.	2,633.9	4,289.9	Office
The above companies are consistent with the peer group used for market comparison in 2018 with the exception of the removal of TIER REIT, Inc., Hudson Pacific Properties, and Kilroy Realty Corporation and the addition of Easterly Government Properties, Inc. and Lexington Realty Trust. TIER REIT, Inc. was removed due to its acquisition during 2019 and Hudson Pacific Properties, Inc. and Kilroy Corporation were removed as they are both large Los Angeles based office REITS that are two to three times the size of Piedmont with properties located in high barrier-to-entry markets where the Company has no properties. The addition of Easterly Government Properties, Inc. and Lexington Realty Trust was intended to re-balance the peer group as it had become over-weighted to larger peers given recent consolidation in the office REIT sector. The overall composite of the peer group is constructed so that Piedmont is at the approximate median in terms of implied market capitalization.
We apply our compensation policies to all of our NEOs on the same basis, with differences in compensation opportunities between each of our executive officers reflecting each of the officers’ roles, responsibilities and personal performance within our Company, as well as market pay practices. In October 2019, FTI provided our Compensation Committee with an analysis of each of our 2019 NEO’s 2019 target pay opportunity and 2018 reported pay relative to the compensation paid to executives employed by the peer group above in comparable positions to each of our 2019 NEOs. The analysis utilized the most recently filed proxy for each company in the peer group and FTI’s proprietary compensation database. Additionally, for each of our EVPs, other than our Chief Financial Officer, supplemental peer group data for applicable benchmark peers based on FTI’s proprietary compensation database was utilized in the analysis. Benchmark peer data used to compare each of our NEOs compensation was as follows:

Total 2019 Benchmark Compensation(1)
(in thousands)		25th Percentile	50th Percentile	75th Percentile	Average
President and Chief Executive Officer	Peer Group	$3,193	$4,280	$5,196	$4,584
EVP, Chief Financial Officer and Chief Administrative Officer	Peer Group	$1,571	$1,683	$2,142	$1,884
EVP — Finance and Strategy	Supplemental Position	$663	$1,079	$1,615	$1,236
EVP — Midwest Region	Peer Group	$1,008	$1,152	$1,207	$1,100
	Supplemental Position	$808	$1,193	$1,723	$1,344
EVP — Northeast Region and Head of Development	Peer Group	$1,182	$1,277	$1,539	$1,373
	Supplemental Position	$808	$1,193	$1,723	$1,344
(1)
Total 2019 Benchmark Compensation includes base salary, annual short-term cash incentive, eligible long-term equity incentives and other miscellaneous income and is based on actual 2018 compensation reported by peer companies.

In addition to considering market reference data set forth above in making decisions about our NEOs’ compensation opportunities and actual compensation to be paid, the Compensation Committee considers other factors such as each executive officer’s experience, scope of responsibilities, performance and prospects; internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance and prospects; and individual performance of each NEO during their tenure with Piedmont.

Employment and Other Agreements with our Named Executive Officers

Employment Agreements
We are currently party to employment agreements with Messrs. Smith, Bowers, and Kollme. Mr. Bowers’ agreement was originally put in place in 2007 and Messrs. Smith and Kollme’s agreements were put in place during 2019. Each of these agreements renew annually unless either party gives 90 days written notice prior to the end of the renewal term or his employment otherwise terminates in accordance with the terms of the agreement. Significant terms include executive clawback provisions and severance in the event of certain circumstances as further described below.
Executive Clawback Provisions. If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, Messrs. Smith, Bowers, and Kollme’s agreements contain provisions that provide for the executive to reimburse us, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, for any incentive-based (whether cash or equity-based) compensation received by the executives from us during the 12-month period following the first public issuance or filing with the SEC (whichever occurs first) of the financial document embodying such financial reporting requirement. In addition, each executive will reimburse us for any profits realized from the sale of our securities during that 12-month period.
Severance. Messrs. Smith, Bowers, and Kollme’s employment agreements entitle them to receive severance payments under certain circumstances in the event that their employment is terminated. These circumstances and payments are described below under “Potential Payments Upon Termination or Change of Control.” Our Compensation Committee believes that these severance payments were an important factor in attracting these individuals to join our Company and/or are an important factor in their retention. The agreements with these individuals do not provide for tax “gross ups” in the event such payments are made.
Retirement Agreement
During 2019 we entered into a retirement agreement with our former Chief Executive Officer that entitled him to receive the following benefits upon his retirement on June 30, 2019:
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payment of certain accrued benefits, including accrued but unpaid base salary, accrued but unused vacation time, and other benefits through his June 30, 2019 retirement date;

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payment of a pro-rata portion of his outstanding Performance Share Program awards, determined based on the Company’s relative TSR performance as of June 30, 2019;

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vesting in full of any unvested deferred stock units granted under the Piedmont Office Realty Trust, Inc. 2007 Omnibus Incentive as of June 30, 2019;

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a retirement payment equal to $1,050,000, reflecting the estimated year-to-date bonus earned through June 30, 2019; and

➢
COBRA premiums for continued medical coverage.

In addition, under the terms of the Retirement Agreement, Mr. Miller agreed to continue to serve on the Company’s board of directors for a transition period through the next annual meeting date and was entitled to receive pro-rata director compensation for his service as a non-employee director beginning July 1, 2019 through the date of the next annual meeting.

Elements of 2019 Executive Compensation

Base Salary
Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. The goal of our base salary program is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect short-term cash incentive compensation because each NEO’s target opportunity is expressed as a percentage of base salary. The following items are generally considered by the Compensation Committee when determining base salary annual increases; however no particular weight is assigned to an individual item:
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market data provided by the compensation consultant;

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comparability to compensation practices of other office REITs of similar size;

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our financial resources;

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the executive officer’s experience, scope of responsibilities, performance and prospects;

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internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and prospects; and

➢
individual performance of each NEO during the preceding calendar year.

In February of 2019, FTI recommended that Mr. Smith’s salary be increased to $425,000, retroactive to the date of his promotion to President and Chief Investment Officer in November of 2018 and that all other NEO’s 2019 base salaries should remain unchanged as increases were provided for 2018 and salaries were generally aligned with the market. After considering the data provided by FTI as well as Chief Executive Officer feedback regarding individual performance, our Compensation Committee approved base salaries for our 2019 NEOs for 2019 in accordance with FTI’s recommendations. Effective July 1, 2019, in conjunction with Mr. Smith’s appointment to the role of Chief Executive Officer and reorganization of the overall management team, the Board of Directors approved increasing Mr. Smith’s annual salary to $550,000. In addition, Mr. Bowers’ salary was decreased to $450,000 and Mr. Wiberg’s salary was increased to $340,000 to reflect changes in their various responsibilities.

Short-Term Cash Incentive Compensation Plan
We provide an annual STIC Plan for our NEOs that sets forth target cash incentive payments as a percentage of each 2019 NEO’s base salary as follows:
	Annual Short-Term Cash Incentive Compensation as a % of Base Salary
Name and Position	Threshold	Target	Maximum
C. Brent Smith President and Chief Executive Officer	75%	120%	200%
Robert E. Bowers EVP — Chief Financial Officer and Chief Administrative Officer	50%	100%	150%
Christopher A. Kollme EVP — Finance and Strategy	50%	100%	150%
Thomas R. Prescott EVP — Midwest Region	35%	70%	105%
Robert K. Wiberg EVP — Northeast Region and Head of Development	35%	70%	105%

The actual amounts earned under the STIC Plan may be greater or less than the NEO’s respective target based on actual performance against the performance goals established by the Compensation Committee at the beginning of each year, as well as assessment of each NEO’s personal contributions and performance for the year. The following table sets forth the relative weighting of each of the performance goals established by the Compensation Committee for the 2019 STIC Plan:
NEO 2019 Short Term Incentive Plan
All of the performance measures established by the Compensation Committee for 2019 were based on specific corporate metrics measured on a quantitative basis, with the exception of the Board Discretion/ Individual Performance measure which the Compensation Committee considered on a qualitative basis. Those qualitative considerations included, but were not limited to, the Chief Executive Officer’s assessment of each NEO’s performance other than his own. The performance goals that the Compensation Committee established for each of the quantitative metrics were derived from critical components of our annual business plan for the year and were considered achievable, but not without above average performance. 2019 target and actual performance for each of the STIC performance goals were as follows:
Performance Measure	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Actual Performance	Over (Under) Performance
Core FFO per share	$1.6635	$1.7414	$1.8386	$1.7919	2.9%
Balance Sheet Management:
Maintain year end debt-to-EBITDA ratio below 6x		Achieve or not		5.4x	Achieved(1)
Maximum debt % (Debt/Gross Asset Value)		less than or equal to 40% at end of year		32.5%	Achieved(1)
Ladder maturities (excludes line of credit)		less than or equal to 30% per annum		less than or equal to 30% per annum	Achieved(1)
Weighted Average Committed Capital Per Square Foot Leased Relative to Budget
New	$7.62	$6.93	$6.24	$5.93	14.4%
Renewal	$7.40	$6.73	$6.06	$5.99	11.1%
Leasing Targets: (in square feet)
New SF Leasing(2)	779,000	1,039,000	1,299,000	695,850	Below Threshold
Renewal SF Leasing(2)	762,000	1,016,000	1,270,000	1,415,305	39.3%
Capital Allocations/Markets (in millions)
Acquisitions	$300.0	$400.0	$500.0	734.8(3)	83.7%
Dispositions	$384.5	$512.7	$640.8	424.7(4)	(17.2)%
Board Discretion/Individual Performance		Qualitative		Qualitative	Above Target
(1)
Maximum Achievement is attained if all three balance sheet components are met.

(2)
Excludes executed leases for less than a one-year term.

(3)
For purposes of the analysis, the acquisition of The Galleria Office Towers that closed on February 12, 2020 was considered a 2019 transaction.

(4)
For purposes of this analysis, the disposition of One Independence Squarer that closed on February 28, 2019 was considered a 2018 transaction.

Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a factor when equity analysts value, or when present or potential stockholders make investment decisions about, our securities. See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO on pages 33 and 34 of our Annual Report on Form 10-K for the year ended December 31, 2019. Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting
Balance Sheet Management is important because maintaining the appropriate capital structure, including the magnitude of total debt, mix of unsecured vs secured debt, impact upon Net Debt to EBITDA ratio, compliance with debt covenants, debt to gross assets ratio, and laddering of maturities is critical to the overall financial strength of the Company. Additionally, as a Real Estate Investment Trust (“REIT”), we are required to pay out 90% of our taxable income each year in the form of dividends to our stockholders. Therefore, we must constantly manage credit ratios and proactively seek new sources of capital for our Company which requires careful management of the magnitude, timing, and cost of our borrowings. Individual metrics are measured as “Achieved” resulting in full target payout or “Not Achieved” resulting in no payout; however, if all metrics are achieved, then the maximum award is deemed earned, based on relative weighting.
Weighted Average Committed Capital Per Square Foot measures the future capital outlays that our management team has committed to in order to execute leases during the current year. This metric serves as a cross-check to ensure that management does not trade long-term capital expenditures to achieve leasing goals. The target performance level for this metric is based on goals for commitments that are market specific and the weighted average performance goal is a function of the level of actual leasing activity in our respective markets. Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting.
Leasing Targets are important as managing lease renewals, leasing up vacant space, and keeping our portfolio as fully leased as possible directly impacts our cash flow, financial results, and value of our equity securities. Targets are directly tied to our annual business plan. Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting.
Capital Allocations/Markets refers to how we allocate our capital resources, whether it be to acquire new properties or to repurchase shares of our common stock, and is important because it impacts our strategic goals, including the overall composition and quality of our portfolio of assets, as well as our competitiveness within each of our markets. The quality of our portfolio and our management team’s ability to allocate capital resources effectively are two factors that equity analysts and present or potential stockholders consider when they assess our overall enterprise value. Any shortfall in our capital acquisitions target may be offset on a dollar for dollar basis by share repurchases pursuant to our board approved stock repurchase program. Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting.
The Board Discretion component is considered important as it allows the Compensation Committee to appropriately reward aspects of the management team’s or individual’s performance that may not be captured through the use of the quantitative metrics. For 2019, our Compensation Committee and the board of directors considered the Company’s top-quartile TSR performance for the year and the fact that the management team had materially achieved target or above average performance on all of the STIC quantitative metrics with the exception of our ambitious new leasing goal, and thus assessed the achievement of the board discretion component within our NEOs STIC Plan at above target levels. Consequently, the Compensation Committee increased the payout associated with the Board Discretion component by 5%, thereby increasing awards by 5% of target, with individual awards subject to further adjustment based on individual performance as described below.
Actual awards are calculated based on performance against the above metrics with performance below threshold for an individual component resulting in no payout for that particular component and out performance for each component being capped at 200% for our Chief Executive Officer and 150% for our other NEOs. In February 2020, after (i) reviewing the results of the quantitative performance measures as set forth in the table above; (ii) considering the Chief Executive Officer’s assessment of each of the other 2019 NEO’s performance; and (iii) assessing the Chief Executive Officer’s performance, the Compensation Committee determined actual awards for the 2019 performance period for each individual 2019 NEO as follows:
Name	2019 Target Annual Incentive ($)	2019 Actual Annual Incentive ($)	2019 Actual Annual Incentive as a % of Target
Mr. Smith	660,000	895,000	136%
Mr. Bowers	457,500	540,000	118%
Mr. Kollme	350,000	375,000	107%
Mr. Prescott	210,000	245,000	117%
Mr. Wiberg	238,000	275,000	116%
Long-Term Incentive Compensation Plan
The objective of our LTIC Plan is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies and that is designed to encourage each of our NEOs, as well as our broader employee base, to balance long-term company performance with short-term company goals and to foster employee retention. Each NEO’s annual LTIC target opportunity is divided equally between a Performance Share Program and an Annual Deferred Stock Unit Opportunity. The following table sets forth the relative weighting of each of the performance goals established by the Compensation Committee for the LTIC Plan:

NEO Long-Term Incentive Compensation Plan:
50% Performance Share Program/50% Deferred Stock Unit Opportunity
Performance Share Program. Approximately half of our NEOs’ LTIC opportunity relates to a multi-year performance share compensation program (the “Performance Share Program”). The purpose of the Performance Share Program is to motivate and reward long term performance. Participants are provided with the opportunity to earn shares of Piedmont stock based on our TSR performance relative to a broad, pre-determined peer group over a three-year performance period. Performance cycles overlap, with a new three-year performance cycle beginning each year. The TSR Percentile Rank for each active plan will continue to change throughout the respective performance period. After the end of each three-year performance period, any earned awards will be paid by the Company based upon actual relative performance against the board-determined peer group. A grant date for each Performance Share Program is established when the Compensation Committee and the board of directors approve the multi-year plan. In accordance with SEC rules, the grant date fair value of the Performance Share Program, assuming target performance over the applicable three-year period, is included in the Summary Compensation Table in the year of grant. As such, the following discussion pertains to the 2019 – 21 Performance Share Program.
The peer group for the 2019 – 21 Performance Period was established at the beginning of the 2019 calendar year and included most of the same companies that our compensation consultant used for market reference and benchmarking purposes in October of 2019 (See “Market Reference and Benchmark Compensation Data” above). Easterly Government Properties, Inc. and Lexington Realty Trust were not included in the 2019 – 21 Performance Share peer group because they were added by the compensation consultant subsequent to the establishment of the ‘19 – 21 Performance Share Plan peer group. Douglas Emmett, Inc., Empire State Realty Trust, Inc., Franklin Street Properties Corp., Hudson Pacific Properties, Inc., and Kilroy Realty Corporation were not included in the “Market Reference Data” analysis compiled by our compensation consultant because either they did not fit the desired size profile or the compensation consultant felt that the cost of living was too disparate with Atlanta and would unfairly skew the market compensation data used for comparison purposes.

Participants in the Performance Share Program have a defined target award expressed as a number of shares. The target number of shares established for each participant may be earned if Piedmont’s TSR is at the median of the peer group, up to 200% of target may be earned if Piedmont’s TSR is at or above the 75th percentile of the peer group, and 50% of target may be earned if Piedmont’s TSR at the 25th percentile of the peer group. No shares are earned if Piedmont’s TSR is below the 25th percentile. If our return is between the 25th and 75th percentile, the payout will be determined by linear interpolation. The following table sets forth the status of each active Performance Share Plan as of December 31, 2019:
	TSR Percentile Rank as of December 31, 2019	Actual or Estimated Payout Percentage of Target Based on Percentile Rank as of December 31, 2019
2017 – 19 Performance Share Plan	75.0%	200.0% (Actual)
2018 – 20 Performance Share Plan	88.0%	200.0% (Estimated)
2019 – 21 Performance Share Plan	80.0%	200.0% (Estimated)
For the range of shares that could be earned by each NEO for the 2019 – 21 performance period, see the Grants of Plan Based Awards Table under 2019 Executive Compensation Tables below. For the 2019 – 21 performance period, the board of directors approved a special, one-time, $1 million increase to Mr. Smith’s target award in recognition of his promotion to Chief Executive Officer of the Company.
Annual Deferred Stock Unit Opportunity. The other half of our NEOs’ LTIC opportunity is based upon an annual targeted dollar value of deferred stock units, as determined by the Compensation Committee, that considers four performance measures. While such measures establish a framework for the Compensation Committee to evaluate performance, the actual award is ultimately established by the Compensation Committee in its sole discretion irrespective of actual performance. As such, a grant date for accounting purposes is not established until the Compensation Committee has reviewed the Company’s actual performance against the metrics, determined the value of stock to be awarded, noted the current market value of stock, and exercised its discretion to determine the pool of shares to be awarded. This process normally occurs during the calendar year following the performance period after year-end audit results are available. In accordance with SEC rules, therefore, the deferred stock units awarded pursuant to this component of our LTIC plan are included in the Summary Compensation Table in the calendar year of the award, which is subsequent to the performance period. As such, the following discussion pertains to the annual deferred stock unit award made in calendar 2019 based on the 2018 performance period.

The performance targets that the Compensation Committee established for the quantitative metrics for the 2018 performance period directly correlate to the Company’s annual business plan and were considered achievable, but not without above average performance. In particular, Core FFO per share and Actual Adjusted Funds from Operations before Capital Expenditures targets were lower than the prior year due to the sale of a 14-property portfolio in January of 2018. The following table sets forth the target goals for each of the quantitative measures as well as the actual results for each performance measure (dollars in millions except for per share amounts):
	2018 Goal
Measure	Threshold	Target	Maximum	Actual
Core FFO (per share)	$1.60	$1.685	$1.77	$1.7348
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget (in millions)	$183.9	$204.3	$224.7	$215.5
Actual General and Administrative Expense Relative to Budget (in millions)	$30.7	$27.9	$25.1	$29.7
Board Discretion/Individual Performance	Qualitative	Qualitative	Qualitative	Above Target
Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a factor when equity analysts value, or when present or potential stockholders make investment decisions about, our securities. See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO on pages 33 – 35 of our Annual Report on Form 10-K for the year ended December 31, 2019.

Actual Adjusted Funds from Operations (“AFFO”) Before Capital Expenditures vs Budget is a non-GAAP financial measure that more closely mirrors the actual cash flow generated by the company in that it removes certain non-cash revenue and expense items such as the effect of straight-line rents which are not adjusted when computing FFO in accordance with the definition established by NAREIT. AFFO is considered important because it measures the Company’s ability to fund dividends and debt repayments, as well as acquisitions and other capital expenditures.
Actual General and Administrative Expense Relative to Budget is a non-GAAP financial measure that is considered important because it measures how efficiently we manage our controllable overhead expenses such as corporate labor, professional services, and stockholder communication expenses, among others.
The Board Discretion component allows the Compensation Committee to appropriately recognize aspects of the management team’s or individual’s performance that may not be captured through the use of the quantitative metrics. For the 2018 deferred stock grant opportunity, the Compensation Committee and the board of directors considered the quantitative measures that were approved at the beginning of the performance period, recognizing that the management team exceeded two of the three metrics. The third quantitative target, general and administrative expense compared to budget was not met due to increased accruals associated with the Company’s performance share plan as a result of the Company’s top quartile stock performance for the 2018 calendar year. Therefore, the Compensation Committee and board of directors unanimously approved a 5% increase to the Board Discretion component, thereby increasing award payouts by 5% of target.

Each individual NEO’s targeted number of shares was established by the Compensation Committee based on recommendations from our compensation consultant and our former Chief Executive Officer for each NEO, other than himself, regarding comparability with awards to officers of our peer group of office REITs as well as taking into consideration each officer’s salary and experience level. The actual number of shares that each individual NEO was eligible to earn was determined by the Compensation Committee after considering performance against the above metrics according to the following scale:
Measure	Adjustment Factor	Incentive Available to be Earned Based on Actual Performance (as a Percentage of Target)		Relative Weighting
		Threshold	Maximum(1)
Core FFO per share to Budget	Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting	50%	150%	25%
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Actual General and Administrative Expense Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Board Discretion/Individual Performance	Qualitative			25%
(1)
200% in the case of the Chief Executive Officer.

After considering the metrics above, as well as our former CEO’s evaluation of the performance of each NEO other than himself, on May 3, 2019 the Compensation Committee determined the number of deferred stock units to be granted to each of our NEOs pursuant to the 2018 Deferred Stock Unit Opportunity. See “Grants of Plan Based Awards for 2019” table below for information on the number of deferred stock units granted to each of the NEOs during 2019. For the awards granted, 25% vested immediately, while the remaining 75% vests in 25% increments over the next three years on the grant anniversary date. Any dividend equivalent rights are paid out upon vesting of the underlying shares. Additionally, in May of 2019, the board of directors approved a special, one-time deferred stock award to Mr. Smith, effective as of July 1, 2019, in recognition of his promotion to Chief Executive Officer of the Company. The award will vest in ratable installments on the first five anniversaries of the date of grant.
To date, LTIC awards have only been granted in the form of performance shares or deferred stock units pursuant to the Amended and Restated 2007 Omnibus Incentive Plan approved by our stockholders. The Compensation Committee has determined that, as a REIT, the grant of such awards is appropriate because our high dividend distribution requirements lead to a significant portion of our total stockholder return being delivered through our dividends. Although our Amended and Restated 2007 Omnibus Incentive Plan permits the issuance of other types of equity awards, including stock options, we have never issued stock options to any of our employees, including our NEOs, and anticipate that any future equity awards granted will continue to be similar in form to our previous awards. Further, our Compensation Committee has prohibited the cash buyout of underwater options, should any options ever be issued. Although we have not attached specific holding periods for our equity-based awards, in general our equity-based awards vest or are earned over a three year period. In addition, each of our executive officers, including our NEOs, is subject to stock ownership requirements (see Stock Ownership Guidelines below). We feel that appropriately designed equity-based awards, particularly those with future vesting provisions, promote a performance-focused culture and align our employees’ interests with those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us for an extended period of time.
Benefits
All of our NEOs currently participate, or participated while in the employ of the Company, in the health and welfare benefit programs, including medical, dental and vision care coverage, disability, long-term care and life insurance, and our 401(k) plan that are generally available to the rest of our employees. We do not have any special benefits or retirement plans for our 2019 NEOs.

Stock Ownership Guidelines

Our board of directors has established stock ownership guidelines whereby our 2019 NEOs are required to own stock equal to the lesser of shares with a value equal to a specified multiple of their base salary or a specific number of shares as follows:
	Lesser Of:
	Multiple of Salary	Shares of Stock
President and Chief Executive Officer	5x	195,000
EVP — Chief Financial Officer and Chief Administrative Officer	3x	75,000
EVP — Finance and Strategy	2x	30,000
EVP — Midwest Region	2x	30,000
EVP — Northeast Region and Head of Development	2x	30,000
Each of our 2019 NEOs, other than Mr. Kollme who became employed by us in June of 2017, has met his respective ownership requirement. Mr. Kollme has until June 2023 to meet his ownership requirement and he is required to hold 60% of the net shares he is granted by us as compensation until his ownership requirement is met.
In addition, each member of our board of directors is required to own the lesser of 15,000 shares or $250,000. All of our directors currently meet this requirement, with the exception of Mr. Cohen who recently joined our Board and will have until March 2026, to meet the requirement.

Hedging, Pledging and Insider Trading Policy

Our insider trading policy prohibits our employees, officers and directors from hedging their ownership of our stock, including a prohibition on short sales and buying or selling of puts and calls. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling our securities while in possession of material non-public information including, among other things, information concerning data securities breaches or other cyber security events impacting the Company or any of its substantial tenants or business partners.
Our insider trading policy also prohibits our executive officers and directors from pledging our securities or otherwise using our securities as collateral. None of our executive officers or directors holds any of our stock subject to pledge.

Impact of Regulatory Requirements on Compensation

The Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Section 162(m) of the Code limits to $1.0 million a publicly held company’s tax deduction each year for compensation to any “covered employee.” As a REIT, to the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiary, whose income is subject to federal income tax, would result in an increase in income taxes due to the inability to deduct such compensation.
Substantially all of the services rendered by our NEOs were performed on behalf of our operating partnership or its subsidiaries. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but we have no reason to believe that the same conclusion would not apply to us.
To the extent that compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives related to their performance.
Because we qualify as a REIT under the Code, we generally distribute at least 90% of our net taxable income (excluding any net capital gain) each year and, therefore, do not pay federal income tax. As a result, and based on the level of cash compensation paid to our executive officers as a result of their services performed on behalf of our operating partnership, the recently enacted amendment to Section 162(m) that eliminates the exception to the limitation on the federal tax deduction does not have a material impact on us.
Although we and the Compensation Committee are mindful of the limits imposed by Section 162(m), even if Section 162(m) applies to certain compensation packages, we nevertheless reserve the right to structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

2019 EXECUTIVE COMPENSATION TABLES

The following tables set forth information concerning the compensation of our NEOs for the three years ended December 31, 2019, reported in accordance with SEC rules.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
2019 NEOs:
C. Brent Smith President and Chief Executive Officer	2019	499,007	3,781,716(2)(7)	895,000	19,156(5)	5,194,879
	2018	350,000	630,716(3)	494,000	18,750	1,493,466
	2017	300,000	446,983(4)	400,000	12,190	1,159,173
Robert E. Bowers Executive Vice President and Chief Financial Officer	2019	457,500	1,168,437(2)	540,000	25,156(5)	2,191,093
	2018	465,000	1,149,366(3)	541,000	24,750	2,180,116
	2017	450,000	1,149,412(4)	442,575	24,248	2,066,235
Christopher A. Kollme Executive Vice President — Finance & Strategy	2019	350,000	439,726(2)	375,000	4,906(5)	1,169,632
	2018	350,000	434,137(3)	365,000	4,875	1,154,012
	2017	197,885(6)	424,229(4)	344,225	2,619	968,958
Thomas R. Prescott Executive Vice President — Midwest Region	2019	300,000	439,726(2)	245,000	25,156(5)	1,009,882
	2018	300,000	390,554(3)	230,000	18,531	939,085
	2017	275,000	351,192(4)	196,700	11,593	834,485
Robert K. Wiberg Executive Vice President — Northeast Region and Head of Development	2019	340,000	439,726(2)	275,000	25,156(5)	1,079,882
	2018	330,000	434,137(3)	250,000	24,750	1,038,887
	2017	320,000	446,983(4)	196,700	24,250	987,933
Other NEOs:
Donald A. Miller, CFA Former Chief Executive Officer	2019	370,000	3,266,596(2)	—	1,075,078(5)	4,711,674
	2018	740,000	3,167,024(3)	1,147,000	27,659	5,081,683
	2017	720,000	3,192,790(4)	950,486	26,350	4,889,626
Carroll A. Reddic IV Former EVP — Real Estate Operations	2019	150,000	439,726(2)	—	662,219(5)	1,251,945
	2018	300,000	434,137(3)	244,000	24,656	1,002,793
	2017	275,000	446,983(4)	189,324	24,250	935,557
(1)
In accordance with SEC rules, the stock award column includes the annual deferred stock grant and the estimated aggregate grant date fair value of the Performance Share Component of our LTIC program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “Realized Pay Table” and “Stock Vested” table below for the value of actual stock awards that vested during the year ended December 31, 2019.

(2)
Represents the aggregate grant date fair value of potential awards under the 2019 – 21 Performance Share Program at target levels and the deferred stock awards granted in 2019 for 2018 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2018 annual deferred stock award granted in 2019 was based on the closing price of our common stock on the May 3, 2019 grant date of  $21.04 per share. The aggregate grant date fair value of the 2019 Performance Share Program was based on an estimated fair value per share as of the grant date of  $29.43 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2019 – 21 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $4,756; Bowers — $1,301; Each of Kollme, Prescott, Wiberg and Reddic — $490; and Miller — $3,637.

(3)
Represents the aggregate grant date fair value of potential awards under the 2018 – 20 Performance Share Program at target levels and the deferred stock awards granted in 2018 for 2017 performance, both under our LTIC program.

Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with FASB ASC Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2017 annual deferred stock award granted in 2018 was based on the closing price of our common stock on the May 17, 2018 grant date of  $17.84 per share. The aggregate grant date fair value of the 2018 Performance Share Program was based on an estimated fair value per share as of the grant date of  $23.52 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2018 – 20 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Miller — $3,428; Bowers — $1,252; Each of Kollme, Prescott, Reddic, Smith and Wiberg — $461.
(4)
Represents the aggregate grant date fair value of potential awards under the 2017 – 19 Performance Share Program at target levels and the deferred stock awards granted in 2017 for 2016 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with FASB ASC Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2016 annual deferred stock award granted in 2017 was based on the closing price of our common stock on the May 18, 2017 grant date of  $21.38 per share. The aggregate grant date fair value of the 2017 Performance Share Program was based on an estimated fair value per share as of the grant date of  $30.45 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2017 – 19 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Miller — $3,561; Bowers — $1,282; Prescott — $392; Each of Kollme, Reddic, Smith and Wiberg — $498.

(5)
All other compensation for 2019 was comprised of the following:

Name	Matching Contributions to 401(k) ($)	Premium for Company Paid Life Insurance ($)	Amounts Paid in Connection with Termination ($)	Total Other Compensation ($)
C. Brent Smith	19,000	156	—	19,156
Robert E. Bowers	25,000	156	—	25,156
Christopher A. Kollme	4,750	156	—	4,906
Thomas R. Prescott	25,000	156	—	25,156
Robert K. Wiberg	25,000	156	—	25,156
Donald A. Miller, CFA	25,000	78	1,050,000	1,075,078
Carroll A. Reddic IV	25,000	78	637,141	662,219
Matching contributions for 401(k) and Premium for Company Paid Life Insurance were paid pursuant to the same benefit plans offered to all of our employees.
(6)
Mr. Kollme became employed by us on June 1, 2017.

(7)
Includes $2,398,788 related to a special one-time award in conjunction with Mr. Smith’s appointment as Chief Executive Officer on July 1, 2019.

Grants of Plan-Based Awards
The table below sets forth: (1) the threshold, target, and maximum of our 2019 STIC plan and of the Performance Share Component of our 2019-21 LTIC plan, and (2) the actual shares that were granted in 2019 pursuant to the Deferred Stock Component of our 2018 LTIC Plan.
	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Number of Shares of Stock
C. Brent Smith
2019 STIC Plan		$495,000	$660,000	$1,320,000
2019 LTIC Plan — 2019 – 21 Performance Share Component	May 3, 2019				16,635	33,269	66,538		$979,107 (4)
2019 LTIC Plan — 2019 – 21 Performance Share Component (Special one-time CEO award)(6)	May 3, 2019				23,765	47,529	95,058		$1,398,778
2018 LTIC Plan — Deferred Stock Component	May 3, 2019							19,193(3)	$403,821
2018 LTIC Plan — Deferred Stock Component (Special one-time CEO award)(7)	May 3, 2019							47,529	$1,000,010
Robert E. Bowers
2019 STIC Plan		$228,750	$457,500	$686,250
2019 LTIC Plan — 2019 – 21 Performance Share Component	May 3, 2019				11,051	22,101	44,202		$650,432(4)
2018 LTIC Plan — Deferred Stock Component	May 3, 2019							24,620(3)	$518,005
Christopher A. Kollme
2019 STIC Plan		$175,000	$350,000	$525,000
2019 LTIC Plan — 2019 – 21 Performance Share Component	May 3, 2019				4,159	8,317	16,634		$244,769(4)
2018 LTIC Plan — Deferred Stock Component	May 3, 2019							9,266(3)	$194,957
Thomas R. Prescott
2019 STIC Plan		$105,000	$210,000	$315,000
2019 LTIC Plan — 2019 – 21 Performance Share Component	May 3, 2019				4,159	8,317	16,634		$244,769(4)
2018 LTIC Plan — Deferred Stock Component	May 3, 2019							9,266(3)	$194,957
Robert K. Wiberg
2019 STIC Plan		$119,000	$238,000	$357,000
2019 LTIC Plan — 2019 – 21 Performance Share Component	May 3, 2019				4,159	8,317	16,634		$244,769(4)
2018 LTIC Plan — Deferred Stock Component	May 3, 2019							9,266(3)	$194,957
Donald A. Miller, CFA
2019 STIC Plan		$555,000	$888,000	$1,776,000
2019 LTIC Plan — 2019 – 21 Performance Share Component	May 3, 2019				30,894	61,787	123,574		$1,818,391(4)(5)
2018 LTIC Plan — Deferred Stock Component	May 3, 2019							68,831(3)	$1,448,204

	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Number of Shares of Stock
Carroll A. Reddic IV
2019 STIC Plan		$105,000	$210,000	$315,000
2019 LTIC Plan — 2019 – 21 Performance Share Component	May 3, 2019				4,159	8,317	16,634		$244,769(4)(5)
2018 LTIC Plan — Deferred Stock Component	May 3, 2019							9,266(3)	$194,957
(1)
Represents cash payout opportunity for 2019 under the STIC Plan. The amounts actually earned for 2019 are included in the non-equity incentive plan compensation column of the Summary Compensation Table.

(2)
Represents the potential number of shares associated with the payout opportunity under the 2019-21 Performance Share Component of the 2019 LTIC Plan. Any amounts earned will be granted in the form of deferred stock in 2022.

(3)
Represents shares awarded in 2019 pursuant to the Deferred Stock Component of the 2018 LTIC Plan (year ended December 31, 2018 performance period).

(4)
Based on an estimated fair value per share as of the grant date calculated utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements.

(5)
Messrs. Miller and Reddic each received a pro-rated portion (16.7%) of their respective 2019-21 Performance Share Component based on actual relative TSR performance as of their termination date of June 30, 2019.

(6)
Special one-time award of 47,529 target shares valued at $1,000,000 based on the closing stock price on the date of grant in conjunction with Mr. Smith’s appointment as Chief Executive Officer on July 1, 2019. Any amounts earned will be granted in the form of deferred stock in 2022.

(7)
Special one-time award of 47,529 shares valued at $1,000,000 on the date of grant in conjunction with Mr. Smith’s appointment as Chief Executive Officer on July 1, 2019. Such shares vest over five years beginning on the anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding unvested time-based stock awards and equity incentive plan awards that had not been earned or vested as of December 31, 2019 held by our 2019 NEOs as of December 31, 2019. Neither Mr. Miller, nor Mr. Reddic, both of whom left the Company on June 30, 2019, held any unvested equity awards as of December 31, 2019. All market values were determined by multiplying the number of shares of stock that have not vested or the number of unearned unvested shares by the closing price of our common stock on December 31, 2019 of $22.24 per share and adding the value of any unvested dividend equivalent rights as of December 31, 2019. All equity incentive programs were established pursuant to the Amended and Restated 2007 Omnibus Incentive Plan and no options to purchase shares of our common stock have ever been awarded or granted to our NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2019
	LTIC Stock Awards
	Deferred Stock Component		Performance Share Component
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
C. Brent Smith
May 18,2017 plan award(1)(5)			16,370	$410,069
May 18,2017 award(2)(5)	2,313	$57,941
May 17, 2018 plan award(3)(6)			19,618	$465,143
May 17, 2018 award(2)(6)	11,211	$265,813
May 3, 2019 plan award(4)(7)			66,538	$1,521,724
May 3, 2019 plan award (Special one-time CEO award)(4)(7)			95,058	$2,173,976
May 3, 2019 award(2)(7)	14,394	$329,191
May 3, 2019 award (Special one-time CEO award)(7)(8)	47,529	$1,086,988
Total	75,447	$1,739,933	197,584	$4,570,912
Robert E. Bowers
May 18,2017 plan award(1)(5)			42,096	$1,054,505
May 18,2017 award(2)(5)	5,946	$148,947
May 17, 2018 plan award(3)(6)			53,252	$1,262,605
May 17, 2018 award(2)(6)	14,661	$347,612
May 3, 2019 plan award(4)(7)			44,202	$1,010,900
May 3, 2019 award(2)(7)	18,465	$422,295
Total	39,072	$918,854	139,550	$3,328,010
Christopher A. Kollme
May 18,2017 plan award(1)(5)			16,370	$410,069
May 18,2017 award(2)(5)	2,047	$51,277
May 17, 2018 plan award(3)(6)			19,618	$465,143
May 17, 2018 award(2)(6)	5,703	$135,218
May 3, 2019 plan award(4)(7)			16,634	$380,420
May 3, 2019 award(2)(7)	6,949	$158,924
Total	14,699	$345,419	52,622	$1,255,632
Thomas R. Prescott
May 18,2017 plan award(1)(5)			12,862	$322,193
May 18,2017 award(2)(5)	1,817	$45,516
May 17, 2018 plan award(3)(6)			19,618	$465,143
May 17, 2018 award(2)(6)	4,480	$106,221
May 3, 2019 plan award(4)(7)			16,634	$380,420
May 3, 2019 award(2)(7)	6,949	$158,924
Total	13,246	$310,661	49,114	$1,167,756
Robert K. Wiberg
May 18,2017 plan award(1)(5)			16,370	$410,069
May 18,2017 award(2)(5)	2,312	$57,916
May 17, 2018 plan award(3)(6)			19,618	$465,143
May 17, 2018 award(2)(6)	5,703	$135,218
May 3, 2019 plan award(4)(7)			16,634	$380,420
May 3, 2019 award(2)(7)	6,949	$158,924
Total	14,964	$352,058	52,622	$1,255,632

(1)
Estimated based on Piedmont’s actual relative TSR performance for the three year performance period ended December 31, 2019. Final awards will be determined by the board during 2020 and any shares actually awarded to NEOs will vest immediately upon issuance.

(2)
Awards vest in 25% increments with 25% vesting immediately upon grant and additional 25% increments vesting on the following three anniversary dates of the grant.

(3)
Estimated based on Piedmont’s actual-to-date relative TSR performance for the three year performance period ended December 31, 2020 as of December 31, 2019. Actual awards to be paid to NEOs will be determined during 2021 based on Piedmont’s actual relative TSR performance for the three year period ended December 31, 2020 and any shares awarded will vest immediately upon issuance.

(4)
Estimated based on Piedmont’s actual-to date relative TSR performance for the three year performance period ended December 31, 2021 as of December 31, 2019. Actual awards to be paid to NEOs will be determined during 2022 based on Piedmont’s actual relative TSR performance for the three year period ended December 31, 2021 and any shares awarded will vest immediately upon issuance.

(5)
Market value of unearned shares is based on our closing stock price as of December 31, 2019 of  $22.24 per share, plus $2.81 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(6)
Market value of unearned shares is based on our closing stock price as of December 31, 2019 of  $22.24 per share, plus $1.47 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(7)
Market value of unearned shares is based on our closing stock price as of December 31, 2019 of  $22.24 per share, plus $.63 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(8)
Awards vest on a schedule of 20% vesting on July 1, 2020, and the remaining 80% vesting ratably on each anniversary of July 1st over the following four years.

Stock Vested
The following table provides information regarding the actual number of shares vested for each of our NEOs during the year ended December 31, 2019. No options to purchase shares of our common stock have ever been awarded or granted to our NEOs.
STOCK VESTED FOR 2019
	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
C. Brent Smith	24,062	535,865
Robert E. Bowers	48,546	1,102,921
Christopher A. Kollme	7,213	157,147
Thomas R. Prescott	15,289	346,637
Robert K. Wiberg	21,232	480,315
Donald A. Miller, CFA	134,960(2)	9,464,872(3)
Carroll A. Reddic IV	18,802(2)	1,307,202(3)
(1)
Value realized on vesting is calculated based on the number of shares vesting on each vesting date during 2019 multiplied by the closing price of our common stock on the respective vesting date and adding the value of any dividend equivalent rights paid out in conjunction with the vestings.

(2)
Excludes shares settled in cash upon termination on June 30, 2019.

(3)
Includes the value of performance share and deferred stock awards that were settled in cash in July 2019 in conjunction with the senior management transition that occurred on June 30, 2019. The value was calculated based on the number of unvested time-vested deferred stock units outstanding as of June 30, 2019 and a pro rata portion of the target amounts granted to Messrs. Miller and Reddic under the LTIC Plan for the applicable performance cycles based on the Company’s total shareholder return (“TSR”) compared to the TSR of the Company’s Peer Group (as set forth in the LTIC Plan) determined as of June 30, 2019 based on the days actually worked during each of the 2017 – 2019, 2018 – 2020, and 2019 – 2021 performance periods under the terms of the applicable award agreements multiplied by the closing price of our common stock on July 15, 2019 of  $20.22 and adding the value of any dividend equivalent rights paid out in conjunction with the settlements.

Nonqualified Deferred Compensation
Piedmont previously offered a Nonqualified Deferred Compensation Plan (“NQDCP”) to certain of its employees, including our NEOs, whereby employees may elect to defer a portion of their salary, STIC or LTIC for any given year. Any amounts deferred by the employee are retained by the Company in a Rabbi Trust until the payout date selected by the participant. The participant directs the investment of the funds while they are retained in the Rabbi Trust (which is subject to corporate creditors’ rights) by selecting from various investment options that closely approximate the investment options available to our employees who participate in our 401(k) plan. As of December 31, 2019, The NQDCP was suspended and no new contributions may be made into the NQDCP. The following table provides information regarding each of our NEO’s participation in the NQDCP during the year ended December 31, 2019:
NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions During the Year Ended December 31, 2019 ($)	Registrant Contributions During the Year Ended December 31, 2019 ($)	Aggregate Earnings During the Year Ended December 31, 2019 ($)	Aggregate Withdrawals/ Distributions During the Year Ended December 31, 2019 ($)	Aggregate Balance as of December 31, 2019 ($)
C. Brent Smith	—	—	—	—	—
Robert E. Bowers	—	—	—	—	—
Christopher A. Kollme	—	—	—	—	—
Thomas R. Prescott	67,184(1)	—	98,321	—	508,274
Robert K. Wiberg	—	—	—	—	—
Donald A. Miller, CFA	—	—	—	—	—
Carroll A. Reddic IV	—	—	—	—	—
(1)
Included in the 2019 Summary Compensation Table above.

Potential Payments upon Termination or Change of Control
As of December 31, 2019, Messrs. Smith, Bowers, and Kollme were subject to employment agreements with us (see Employment and Other Agreements with our NEOs above) that provide for a cash payment in the event of their termination without Cause, as defined in their respective employment agreements, and including in the event of a change of control, or in the case of their death or disability. The cash payment is comprised of the following: (i) a pro-rated annual bonus for the year of termination based on the number of service months worked in the year divided by 12; (ii) the executive’s annual salary and average bonus (based on bonuses paid over the last three years) times 2 for Smith and Bowers or times 1 for Kollme; and (iii) two (one for Kollme) years of continuing medical benefits (one year in the case of death or disability for all). As Mr. Bowers agreement was put in place in 2007, the provisions above are also payable in the event he resigns for “Good Reason”, as defined in his agreement, but including in the event of a Change in Control. Although Messrs. Prescott and Wiberg are not subject to formal employment agreements with us, they both have attained the minimum retirement age, as defined under our LTIC Plan; therefore, they would be entitled to the value of any unvested deferred stock unit awards and a pro-rata portion of their outstanding Performance Share Program awards under any of the scenarios set forth in the table below. Additionally, Messrs. Prescott and Wiberg would be entitled to severance in the event of their involuntary termination based on their position and tenure according to the same schedule that is applicable to all of our employees.
In addition, all of the participants in our Performance Share Program (including our NEOs) are entitled to receive a pro-rata share of any unvested Performance Share Program awards (see Elements of 2019 Executive Compensation — Long-term Incentive Compensation above) in the event of their termination without Cause or resignation for Good Reason and all of our employees’ (including our NEOs’) unvested Deferred Stock Unit Awards vest in the event of a change of control of the Company or upon the employees’ retirement (defined as minimum age 62), death, or disability. Further, all of our salaried employees (including our NEOs) would receive the following types of payments upon termination of employment:
➢
any earned but unpaid annual salary, vacation or annual bonus for the year prior to termination;

➢
any un-reimbursed expenses;

➢
distribution of balances under our 401(k) plan;

➢
life insurance proceeds in the event of death; and

➢
disability insurance payouts in the event of disability.

The following table quantifies the potential cash or estimated equivalent cash value of amounts that would be payable to each of our 2019 NEOs under the various termination scenarios described above, assuming the event occurred on December 31, 2019:
Name	Termination Without Cause	Resignation For Good Reason	Resignation Without Good Reason(6)	Termination in the Event of Change-in- Control	Resignation in the Event of Change-in- Control	Death or Disability
C. Brent Smith	6,682,574(1)	6,682,574(1)	—	6,682,574(1)	—	6,656,067(1)
Robert E. Bowers	5,165,457(2)	5,165,457(2)	3,196,727(2)	5,165,457(2)	5,165,457(2)	5,138,950(2)
Christopher A. Kollme	1,955,495(3)	1,955,495(3)	—	1,955,495(3)	—	1,955,495(3)
Thomas R. Prescott	1,236,354(4)	1,086,354(4)	1,086,354(4)	1,236,354(4)	1,086,354(4)	1,086,354(4)
Robert K. Wiberg	1,385,644(5)	1,215,644(5)	1,215,644(5)	1,385,644(5)	1,215,644(5)	1,215,644(5)
(1)
Includes $3,769,503 representing the value of unvested equity awards that would vest upon each triggering event.

(2)
Includes $3,196,727 representing the value of unvested equity awards that would vest upon each triggering event.

(3)
Includes $1,208,988 representing the value of unvested equity awards that would vest upon each triggering event.

(4)
Includes $1,086,354 representing the value of unvested equity awards that would vest upon each triggering event.

(5)
Includes $1,215,644 representing the value of unvested equity awards that would vest upon each triggering event.

(6)
Employees who have attained the minimum retirement age of 62 are entitled to their Unvested Deferred Stock Unit Awards and a pro-rata portion of their outstanding Performance Share Program awards in the event of their retirement/resignation.

The estimated value of all unvested equity awards in the above table is based on our closing stock price as of December 31, 2019 of  $22.24 per share, plus applicable dividend equivalent rights that would vest upon the vesting of the underlying shares. Further, the estimated value of all unvested performance share awards in the above table is based on the Company’s relative TSR performance for each performance period as of December 31, 2019.
None of our employment or other compensatory agreements provide for tax “gross ups” in the event that any of the above payments are made.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in this 2020 proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2019.
The 2019 Compensation Committee:

Frank C. McDowell (Chairman)
Wesley E. Cantrell
Barbara B. Lang
Jeffrey L. Swope
Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been employed by us. None of our executive officers currently serve, or in the past three years has served, as a member of the board of directors or Compensation Committee of another entity that has one or more executive officers serving on our board of directors.

DIRECTOR COMPENSATION
We pay our non-employee directors a combination of cash and equity compensation for serving on the board of directors.
Cash Compensation
As compensation for serving on the board of directors, during 2019 we paid each of our non-employee directors an annual retainer of  $65,000 ($72,500 for Audit Committee members excluding the Chairman) and paid our chairman of the board an additional $50,000 annual retainer. Additionally, we also paid annual retainers to each of our committee chairmen in the following amounts:
➢
$20,000 to the Chairman of the Audit Committee;

➢
$15,000 to the Chairman of the Compensation Committee; and

➢
$10,000 to the Chairman of each of our other committees.

All directors may receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. We do not provide any perquisites to our directors.
Non-Employee Director Equity Awards
Non-employee directors are granted an equity award pursuant to the Amended and Restated 2007 Omnibus Incentive Plan either annually or upon their initial appointment to the board of directors. The annual award is equivalent to $90,000 payable in the form of shares of our common stock and vests upon the earlier of the first anniversary of the date of grant or the next annual stockholders meeting. The amount of the award was determined based on the advice and recommendation of our compensation consultant after considering the peer group described in the Compensation Discussion and Analysis.
2019 Director Compensation Paid
The following table sets forth information regarding the compensation that we paid to any person that served as one of our non-employee directors during the year ended December 31, 2019. Mr. Smith and Mr. Miller did not receive any additional compensation for their service as directors while in the employ of the Company; however, pursuant to Mr. Miller’s retirement agreement entered into in March of 2019 (see Employment and Other Agreements with our NEOs above), he received outside director compensation for his service as a director, including equity compensation, after his retirement on June 30, 2019.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Kelly H. Barrett	81,875	90,000	—	171,875
Wesley E. Cantrell	75,000	90,000	—	165,000
Frank C. McDowell	135,625	90,000	—	225,625
Barbara B. Lang	65,000	90,000	—	155,000
Donald A. Miller, CFA	32,500	78,904(2)	—	111,404
Raymond G. Milnes, Jr(3)	21,250	—	—	21,250
Jeffrey L. Swope	75,000	90,000	—	165,000
Dale H. Taysom	72,500	90,000	—	162,500
(1)
Amount represents the grant date fair value for financial statement reporting purposes in accordance with FASB ASC Topic 718 and is based on the closing price of our common stock on May 15, 2019, the date of grant, of  $20.79 per share. Shares granted vest on the earlier of the 2020 Annual Meeting of Stockholders or the one year anniversary of the date of grant.

(2)
Upon Mr. Miller’s resignation from the board of directors on February 12, 2020, Piedmont made a cash payment to cover the value of the stock award and director fees he would have otherwise been entitled to through the end of his current director term.

(3)
Mr. Milnes was a former director of the Company who passed away in March of 2019.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes shares remaining for future issuance under our Amended and Restated 2007 Omnibus Incentive Plan as of December 31, 2019:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	—	$—	1,852,612
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	1,852,612
CEO PAY RATIO
Item 402(u) of Regulation S-K sets forth “CEO pay ratio” disclosure requirements that were mandated by Congress pursuant to Section 953(b) of The Dodd-Frank Wall Street Reform and Consumer Protection Act. The rule requires registrants to disclose the ratio of the median employee’s annual total compensation to their Chief Executive Officer’s annual total compensation. Our Chief Executive Officer pay ratio set forth below is a reasonable estimate that has been calculated in accordance with the SEC’s rules regarding the Chief Executive Officer pay ratio disclosure requirements.
As of December 31, 2019, we had 134 full-time employees, with 46 of our employees working in our corporate office located in Atlanta, Georgia, and our remaining employees working in regional and local management offices located primarily in our seven major U.S. markets. These employees are involved in acquiring, developing, leasing, and managing our portfolio of properties. Approximately 65% of our workforce is salaried, with the remaining 35% compensated on an hourly basis.
SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our CEO pay ratio disclosure. Accordingly, our 2019 CEO pay ratio is calculated utilizing a similarly compensated employee as the median employee that was identified in 2017. In determining that it was still appropriate to utilize a similarly compensated employee as our 2017 median employee for this disclosure, we considered the changes to our employee population and compensation programs during 2019, as well as the absence of a material change in that employee’s job description or compensation during 2019.
During 2017, we identified our median employee by calculating the total 2017 compensation of each of our employees, excluding our Chief Executive Officer, that was included on our November 24, 2017 payroll using the same SEC rules and methodology that were used to calculate our NEOs total compensation as set forth in the Summary Compensation Table below. For employees that were not employed by us for the entire fiscal year, wages and salaries, matching contributions to 401(k), and premiums for company paid life insurance were annualized. Other than annualizing these components, we made no other assumptions, adjustments, or estimates with respect to our employees’ total compensation and used this consistently applied compensation measure to identify our median employee.
For the year ended December 31, 2019, the total compensation of our median employee was $132,539, and our Chief Executive Officer’s total compensation as reported in the 2019 Summary Compensation Table below was $5,194,879. The resulting ratio of the total compensation of our Chief Executive Officer compared to that of our median employee for the year ended December 31, 2019 was 39.2:1.
The Summary Compensation Table includes stock grants at the estimated fair value of performance shares at target. No value will be realized unless performance targets are realized, and there is no guarantee that this amount will ultimately be earned and paid to our Chief Executive Officer.

The Chief Executive Officer pay ratio disclosed above was calculated in accordance with SEC rules based upon the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the Chief Executive Officer pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their Chief Executive Officer pay ratio. Accordingly, the Chief Executive Officer pay ratio disclosed by other companies may not be comparable to our Chief Executive Officer pay ratio as disclosed above.
COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
To address potential risk to our stockholders our Compensation Committee designed our compensation programs with the following characteristics:
➢
the Compensation Committee of the board of directors has discretion to adjust any award that is earned based on achievement of performance goals. If the Compensation Committee believes that any of the targets set forth in the compensation plans has been achieved in a manner that is not consistent with the long-term best interests of the Company’s stockholders, or believes that the overall compensation to be paid under the terms of the plan is not appropriate for any reason, the Compensation Committee may adjust the calculated compensation associated with that plan accordingly;

➢
oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit, and an independent compensation consultant;

➢
a mix of compensation elements that provide focus on both short- and long-term goals as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;

➢
caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including both short and long-term incentive plans;

➢
performance goals within incentive programs that reference reportable, broad-based financial metrics;

➢
setting performance goals that are intended to be challenging yet provide employees a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum level;

➢
equity compensation awards that may be earned or vest over a number of years ensuring that our executives’ interests align with those of our stockholders over the long term; and

➢
stock ownership guidelines that require our executive officers and directors to accumulate and maintain a significant ownership interest in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons

Our Code of Ethics, which is posted on our website at www.piedmontreit.com, prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Our Audit Committee and Nominating and Corporate Governance Committee review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, these committees ensure that all such transactions are approved by a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties. No transaction has been entered into with any director or executive officer that does not comply with those policies and procedures. There were no related-party transactions since January 1, 2019 that would require disclosure under Item 404(a) of Regulation S-K.

STOCK OWNERSHIP
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of February 29, 2020. Except as described below, each stockholder has sole investment and dispositive power over such shares.
Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage(6)
Directors and Named Executive Officers:
Kelly H. Barrett	19,882	0.02%
Wesley E. Cantrell	40,457	0.03%
Barbara B. Lang	11,929	0.01%
Frank C. McDowell	54,953	0.04%
C. Brent Smith	73,069	0.06%
Jeffrey L. Swope	73,800	0.06%
Dale H. Taysom	16,808	0.01%
Robert E. Bowers	263,025	0.21%
Christopher A. Kollme	22,101	0.02%
Thomas R. Prescott	44,196	0.04%
Robert K. Wiberg	94,584	0.08%
5% Stockholders:
The Vanguard Group, Inc.(2)	18,789,525	14.92%
Mizuho Securities USA LLC(3)	16,064,500	12.76%
Blackrock, Inc.(4)	12,272,185	9.75%
LSV Asset Management(5)	7,035,714	5.59%
All executive officers and directors as a group (16 persons)	895,943	0.71%
(1)
The address of each of the stockholders listed, other than The Vanguard Group, Inc, Mizuho Securities USA LLC, Blackrock, Inc., and LSV Asset Management is c/o Piedmont Office Realty Trust, Inc., 5565 Glenridge Connector, Suite 450, Atlanta, Georgia 30342.

(2)
According to Amendment No. 10 to Schedule 13G filed on February 11, 2020, The Vanguard Group has sole voting power over 251,081 shares, shared voting power over 141,193 shares, sole dispositive power over 18,543,195 shares, and shared dispositive power over 246,330 shares. The address of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. We understand that The Vanguard Group, Inc. has determined that it does not own such shares for purposes of the 9.8% ownership limitation in our corporate charter (giving effect to the ownership definitions in our corporate charter), notwithstanding that it is deemed to beneficially own such shares for purposes of SEC regulations.

(3)
According to Schedule 13G filed on September 9, 2019, Mizuho Securities USA LLC has sole voting and dispositive power over 16,064,500 shares. The address of Mizuho Securities USA LLC is 320 Park Avenue, 12th Floor, New York, NY 10022.

(4)
According to Amendment No. 8 to Schedule 13G filed on February 5, 2020, BlackRock Inc. has sole voting power over 11,908,052 shares and dispositive power over 12,272,185 shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
According to Schedule 13G filed on February 11, 2020, LSV Asset Management has sole voting power over 4,964,414 shares and sole dispositive power over 7,035,714 shares. The address of LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(6)
Based on 125,920,629 shares outstanding as of February 29, 2020.

None of the shares beneficially owned by our directors or executive officers are subject to pledge and no other persons own 5% or greater of our common stock. Derivative and hedging transactions involving Piedmont stock are strictly prohibited by our Insider Trading Policy.

AUDIT COMMITTEE REPORT
Report of the Audit Committee

Pursuant to the Audit Committee Charter adopted by the board of directors of Piedmont, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent registered public accounting firm and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which management has established, and the audit and financial reporting process. The 2019 Audit Committee was composed of three independent directors and met seven times in fiscal year 2019. Management of Piedmont has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firm devotes more time and has access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of Piedmont, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of Piedmont; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards, Vol. 1 AU, Section 380 as adopted by the Public Company
Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations. The Audit Committee also received from and discussed with the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB relating to that firm’s independence from Piedmont and has discussed with that firm their independence. In addition, the Audit Committee considered the compatibility of non-audit services, if any, provided by the independent registered public accounting firm with the registered public accounting firm’s independence.
The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets periodically with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting of Piedmont.
In reliance on these reviews and discussions, the Audit Committee approved the audited financial statements of Piedmont and recommended to the board of directors that they be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The board of directors approved the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
The 2019 Audit Committee

Kelly H. Barrett (Chairman)
Frank C. McDowell
Dale H. Taysom
The Report of the Audit Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCKHOLDER PROPOSALS
In order to be eligible for presentation at our 2021 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no earlier than November 1, 2020 and no later than December 1, 2020 at the following address: Thomas A. McKean, Secretary, Piedmont Office
Realty Trust, 5565 Glenridge Connector, Suite 450, Atlanta, GA 30342. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy statement for the 2021 Annual Meeting must be received by December 1, 2020.

HOUSEHOLDING
The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, proxy statement, proxy statement combined with a prospectus, information statement, or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Piedmont. It reduces the volume of duplicate information received at your household and helps Piedmont reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
If any stockholders in your household wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, they may call us at 866-354-3485, write to us at Piedmont Shareowner Services at P.O. Box 30170, College Station, TX 77842-3170, or e-mail us at investor.services@piedmontreit.com. If you are a stockholder that receives multiple copies of our proxy materials or Notice of Internet Availability of Proxy Materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

ATTENDING THE ANNUAL MEETING
We will be hosting the Annual Meeting (i) at the Renaissance Atlanta Waverly Hotel & Convention Center, 2450 Galleria Parkway, Atlanta, Georgia 30339, and (ii) remotely, as our Annual Meeting will also be accessible simultaneously via live audiocast on the internet. To participate at the Annual Meeting online, please visit www.meetingcenter.io/233053681 (password: PDM2020) and review the instructions below. Our stockholders will continue to have the opportunity to engage with our Board and our independent auditors during the meeting. Our virtual meeting platform allows all participating stockholders to submit questions and vote during the meeting.
A summary of the information you need to attend the Annual Meeting online is provided below:
•
Registration for the online Annual Meeting:

◦
For registered stockholders: If you were a stockholder as of the close of business on March 5, 2020 and have your control number, you may participate at the Annual Meeting by following the instructions available on the meeting website. For registered stockholders, the control number can be found on your Notice of Internet Availability of Proxy Materials.

◦
For beneficial owners: If you were a stockholder as of the close of business on March 5, 2020 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the online Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern daylight time, on May 7, 2020. You will receive a confirmation email from Computershare of your registration. If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the virtual meeting. Requests for registration should be directed to Computershare by email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

•
Unless we determine that it is in the best interests of the stockholders to hold a remote only Annual Meeting, any stockholder can attend the Annual Meeting live in-person at Renaissance Atlanta Waverly Hotel & Convention Center, 2450 Galleria Parkway, Atlanta, Georgia 30339 or via live audiocast on the internet at www.meetingcenter.io/233053681.

•
The Annual Meeting starts at 11:00 a.m. Eastern daylight time on May 13, 2020.

•
To login to the virtual meeting you have two option: Join as a “Guest” or Join as a “Shareholder”. If you join as a “Shareholder”

you will be required to have a control number and password. Your control number can be found in the box next to the label “2020 Stockholder Meeting Notice” on your Notice of Internet Availability of Proxy Materials. The password for the meeting is PDM2020.
•
Stockholders may submit questions and vote online while attending the Annual Meeting.

•
If you have any questions regarding how to register, attend and participate via the internet, you may call 866-354-3485 on the day before the Annual Meeting and the day of the Annual Meeting.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to herein. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q:
Will my vote make a difference?

A:
Yes — YOUR VOTE IS VERY IMPORTANT. Your vote is needed to ensure that the proposals can be acted upon. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:
Why am I receiving this proxy statement and proxy card?

A:
You are receiving a proxy statement and proxy card from us because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you vote using the Internet, by telephone, or by signing and returning the proxy card, you appoint C. Brent Smith, our Chief Executive Officer, and Robert E. Bowers, our Chief Financial Officer, as your representatives at the Annual Meeting. Messrs. Smith and Bowers will vote your shares at the Annual Meeting as you have instructed them or if an issue that is not on the proxy card comes up for vote, in accordance with their discretion. This way, your shares will be voted whether or not you attend the Annual Meeting in-person or remotely. Even if you plan to attend the Annual Meeting, it is a good idea to vote in advance of the Annual Meeting just in case your plans change.
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

A:
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a notice in the mail. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.envisionreports.com/PDM. The notice also instructs you on how you may vote. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained on the notice.

Q:
When is the Annual Meeting and where will it be held?

A:
The Annual Meeting will be held on Wednesday, May 13, 2020, at 11:00 a.m. (Eastern daylight time) at the Renaissance Atlanta Waverly Hotel & Convention Center, 2450 Galleria Parkway, Atlanta, Georgia 30339. You may participate in the Annual Meeting in person or remotely, as our Annual Meeting will be accessible via live audiocast on the internet. To participate at the Annual Meeting online, please visit www.meetingcenter.io/233053681 (password: PDM2020). Although it is our intention to allow stockholders to participate in the Annual Meeting in person, we are monitoring developments relating to the coronavirus, or COVID-19 outbreak, and are sensitive to in-person meeting and travel concerns. As a result, we may decide to hold our Annual Meeting solely via remote communication. If we determine that this is the best option for our stockholders, we will communicate this decision as early as possible. Please check our Annual Meeting website (http://investor.piedmontreit.com/annual-meeting) for updates and instructions.

Q:
What is the record date?

A:
The record date is March 5, 2020. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the Annual Meeting.

Q:
How many shares of common stock are outstanding and can vote?

A:
As of the close of business on the record date, there were 125,920,629 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

Q:
How many votes do you need to hold the Annual Meeting?

A:
In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

➢
vote over the Internet or by telephone;

➢
properly submit a proxy card (even if you do not provide voting instructions); or

➢
attend the Annual Meeting and vote in person or online.

As discussed below, shares which are counted as broker non-votes will also be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).
Q:
What items am I being asked to vote on at the Annual Meeting?

A:
You are being asked to:

(i)
elect eight directors to hold office for terms expiring at our 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

(ii)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020; and

(iii)
approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.
Q:
How do I vote if I am a registered stockholder?

A:
If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options as described below:

➢
You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. Eastern daylight time on May 12, 2020.

➢
You may vote by telephone. The toll-free telephone number can be found on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern daylight time on May 12, 2020.

➢
You may vote by mail. If you choose to vote by mail, simply mark and sign your proxy card and return it in the enclosed prepaid and addressed envelope. Voted proxy cards must be mailed and received by 11:59 p.m. Eastern daylight time on May 12, 2020 in order to be counted.
➢
You may vote by attending the Annual Meeting and voting in person or online. As we monitor developments relating to the coronavirus, or COVID-19, we may decide to hold our Annual Meeting solely via remote communication.

If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement or the Notice of Internet Availability of Proxy Materials.
Q:
Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

A:
If your shares are held in “street name” through a broker, bank or other nominee, please refer to your proxy card or the instructions provided by your broker, bank, or other nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee.

Written ballots will be passed out to anyone who wants to vote at the Annual Meeting if an in-person meeting is held. However, if you hold your shares in street name, you must obtain a legal proxy from your broker, bank or other nominee to be able to vote in person at the Annual Meeting.
Q:
What are broker non-votes?

A:
A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee only has discretionary authority to vote your shares on your behalf for “routine” matters. The only “routine” matter being considered at the Annual Meeting is the ratification of our independent registered public accounting firm. As a result, brokers, banks and other nominees will have authority to vote their customers’ shares with regard to that proposal (but not any other proposal) if their customers do not provide voting instructions. On “non-routine” matters, such as the election of directors and the approval, on an advisory basis, of the compensation of the named executive officers, brokers, banks and other nominees cannot vote their customers’ shares without receiving voting instructions from the beneficial owner of such shares.
Q:
How are abstentions and broker non-votes counted and what vote is required for each proposal?

A:
The shares of a stockholder whose proxy on any or all proposals is marked as “abstain” will be included in the number of shares present at the annual meeting for the purpose of establishing the presence of a quorum. As described above, broker non-votes will be counted for purposes of establishing a quorum.

The following table summarizes the voting requirement for each o the proposals under our By-Laws and the effect of abstentions and broker non-votes on each proposal:
Proposal Number	Item	Votes Required for Approval	Abstentions	Broker Non- Votes	Board Voting Recommendation
1	Election of eight directors	Majority of votes cast(1)	Not Counted	Not Voted	FOR EACH
2	Ratify the appointment of Deloitte & Touche LLP	Majority of votes cast	Not Counted	Discretionary vote	FOR
3	Approve, on an advisory basis, the compensation of the named executive officers	Majority of votes cast	Not Counted	Not Voted	FOR
(1)
A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director for a nominee to be elected to that seat. In order to enhance your ability to influence the composition of the board of directors in an uncontested election, we have adopted a majority voting policy for the election of non-employee directors. The policy, which is part of our Corporate Governance Guidelines, sets forth our procedures if a nominee receives more “AGAINST” votes than “FOR” votes. In an uncontested election, any non-employee nominee for director who receives a greater number of votes against his or her election than votes for his or her election is required to promptly tender his or her resignation. Our Nominating and Corporate Governance Committee is required to promptly consider and make a recommendation to the board of directors with respect to the offer of resignation. The board is then required to take action with respect to this recommendation. Our majority voting policy is more fully described below under “Information Regarding the Board of Directors and Committees — Majority Voting Policy.”

Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If you properly execute and deliver a proxy card or vote your shares via the internet but do not provide voting instructions, your shares will be voted as listed in the “Board Voting Recommendation” column in the table above.
Q:
What happens if a nominee is unable to serve if elected?

A:
If a nominee is unable to serve if elected, the board of directors may reduce the number of directors that serve on the board or designate a substitute nominee. If the board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee. In no event will more than eight directors be elected at the Annual Meeting. Neither our management nor our board of directors has any reason to believe that any nominee for election at the Annual Meeting will be unable to serve if elected, however.

Q:
What if I vote and then change my mind?

A:
If you are a registered stockholder, you have the right to revoke your proxy at any time before 11:59 p.m. Eastern daylight time on May 12, 2020 by:

➢
voting again over the Internet or by telephone;

➢
giving written notice to Thomas A. McKean, our Secretary; or

➢
returning a new, valid proxy card bearing a later date, that is received before such time.

You may also revoke your proxy by attending the Annual Meeting and voting in person or online.

If you hold your shares in the name of a broker, bank, or other nominee, please refer to your broker’s proxy card or instructions for the procedures you need to follow to revoke your vote.
Q:
How will the proxies be voted?

A:
Any proxy that is received in time, is properly signed and is not revoked will be voted at the Annual Meeting in accordance with the directions of the stockholder signing the proxy. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR all of the eight nominees to serve on the board of directors; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020; and FOR the approval, on an advisory basis, of the compensation of the named executive officers.

Q:
Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing proxy solicitation material, Georgeson, Inc. (our third party proxy solicitor) and our directors and employees may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:
Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of mailing and soliciting these proxies. Our employees will not be paid any additional compensation for soliciting proxies. Georgeson, Inc. will be paid a fee of approximately $7,500 plus $4.00 per phone vote as well as out-of-pocket expenses for its services as our proxy solicitor. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Q:
How can I obtain additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?

A:
Our stockholders may obtain additional copies of this proxy statement, our Annual Report to Stockholders for fiscal 2018 and all other relevant documents filed by us with the SEC free of charge from our website at www.piedmontreit.com or by calling Shareowner Services at 866-354-3485.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov.

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, EDT, on May 12, 2020

Online
Go to **www.envisionreports.com/PDM** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PDM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 – 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Frank C. McDowell	☐	☐	☐	02 - Kelly H. Barrett	☐	☐	☐	03 - Wesley E. Cantrell	☐	☐	☐
04 - Glenn G. Cohen	☐	☐	☐	05 - Barbara B. Lang	☐	☐	☐	06 - C. Brent Smith	☐	☐	☐
07 - Jeffrey L. Swope	☐	☐	☐	08 - Dale H. Taysom	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

8 2 B M

037H6B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/PDM

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Piedmont Office Realty Trust, Inc.

Notice of 2020 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2020

C. Brent Smith and Robert E. Bowers, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2020 Annual Meeting of Stockholders of Piedmont Office Realty Trust, Inc. to be held on May 13, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each nominee for the Board of Directors and FOR items 2-3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.